                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      LIFESTYLE TECHNOLOGIES ATLANTA, INC.,

                      GREATER ATLANTA ALARM SERVICES, INC.,

                         ERESOURCE CAPITAL GROUP, INC.,

                                  GLENDA WATSON

                                       AND

                                  DAVID WATSON





                                  JUNE 20, 2001


                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS; CONSTRUCTION...............................................................................1

         1.1 DEFINITIONS..........................................................................................1

         1.2 CONSTRUCTION.........................................................................................7


ARTICLE II THE TRANSACTION........................................................................................8

         2.1 SALE AND PURCHASE OF ASSETS..........................................................................8

         2.2 RETAINED ASSETS......................................................................................9

         2.3 ASSUMPTION OF LIABILITIES............................................................................9

         2.4 RETAINED LIABILITIES.................................................................................9

         2.5 PURCHASE PRICE......................................................................................10

         2.6 ADJUSTMENT OF PURCHASE PRICE........................................................................10

         2.7 CLOSING.............................................................................................12

         2.8 PAYMENT OF PURCHASE PRICE...........................................................................12

         2.9 ALLOCATION OF PURCHASE PRICE........................................................................13

         2.10 TITLE..............................................................................................13

         2.11 CERTAIN CONSENTS...................................................................................13


ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................13

         3.1 ORGANIZATION AND AUTHORITY..........................................................................14

         3.2 AUTHORIZATION; ENFORCEABILITY.......................................................................14

         3.3 SELLER SHARES; CAPITALIZATION.......................................................................14

         3.4 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS........................................................14

         3.5 FINANCIAL INFORMATION AND RECORDS...................................................................15

         3.6 UNDISCLOSED LIABILITIES.............................................................................16

         3.7 NO CHANGES..........................................................................................16

         3.8 TAXES...............................................................................................17

         3.9 INVENTORY...........................................................................................17

         3.10 RECEIVABLES........................................................................................17

         3.11 CONDITION OF ASSETS; TITLE; BUSINESS...............................................................18


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         3.12 NO PENDING LITIGATION OR PROCEEDINGS...............................................................18

         3.13 CONTRACTS; COMPLIANCE..............................................................................18

         3.14 PERMITS; COMPLIANCE WITH LAW.......................................................................19

         3.15 REAL PROPERTY......................................................................................20

         3.16 TRANSACTIONS WITH RELATED PARTIES..................................................................20

         3.17 LABOR RELATIONS....................................................................................21

         3.18 PRODUCT LIABILITIES; WARRANTIES....................................................................21

         3.19 INSURANCE..........................................................................................21

         3.20 INTELLECTUAL PROPERTY RIGHTS.......................................................................22

         3.21 EMPLOYEE BENEFITS..................................................................................22

         3.22 ENVIRONMENTAL MATTERS..............................................................................23

         3.23 CUSTOMER RELATIONS.................................................................................23

         3.24 FINDERS' FEES......................................................................................23

         3.25 BANK ACCOUNTS......................................................................................23

         3.26 DISCLOSURE.........................................................................................23

         3.27 SECURITIES ACT COMPLIANCE..........................................................................24

         3.28 ACCESS TO INFORMATION..............................................................................24

         3.29 EXPERIENCE; INVESTMENT.............................................................................24

         3.30 TAX ADVICE.........................................................................................25


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................25

         4.1 ORGANIZATION........................................................................................25

         4.2 AUTHORIZATION AND ENFORCEABILITY....................................................................25

         4.3 NO VIOLATION OF LAWS; CONSENTS......................................................................25

         4.4 NO PENDING LITIGATION OR PROCEEDINGS................................................................26

         4.5 FINDERS' FEES.......................................................................................26

         4.6 DISCLOSURE..........................................................................................26


ARTICLE V CERTAIN COVENANTS......................................................................................26

         5.1 CONDUCT OF BUSINESS PENDING CLOSING.................................................................26

                  (a)      ORDINARY COURSE; COMPLIANCE...........................................................26

                  (b)      PROHIBITED TRANSACTIONS...............................................................26

                  (c)      ACCESS, INFORMATION AND DOCUMENTS.....................................................28


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         5.2 PUBLICITY...........................................................................................28

         5.3 FULFILLMENT OF AGREEMENTS...........................................................................28

         5.4 CERTAIN TRANSITION MATTERS..........................................................................28

                  (a)      COLLECTION OF ACCOUNTS RECEIVABLE.....................................................28

                  (b)      ENDORSEMENT OF CHECKS.................................................................28

                  (c)      REMIT FUNDS...........................................................................28

                  (d)      ASSUMED LIABILITIES CONTROLLED BY BUYER...............................................29

         5.5 SEVERANCE AND TERMINATION PAYMENTS..................................................................29

         5.6 COMPANY'S EMPLOYEES.................................................................................29

         5.7 INSURANCE...........................................................................................29

         5.8 ASSISTANCE..........................................................................................29

         5.9 WORKERS' COMPENSATION AND DISABILITY CLAIMS.........................................................30

                  (a)      COMPANY'S LIABILITY...................................................................30

                  (b)      BUYER'S LIABILITY.....................................................................30

         5.10 TAX RETURNS........................................................................................30

         5.11 RESTRICTIONS ON SECURITIES.........................................................................30

         5.12 NON-SOLICITATION...................................................................................31

         5.13 CONSULTANT ENGAGEMENT; CONSULTANT COVENANTS........................................................32

                  (a)      DUTIES AND RESPONSIBILITIES...........................................................32

                  (b)      COMPENSATION..........................................................................32

                  (c)      PLACE OF EMPLOYMENT...................................................................32

                  (d)      CONFIDENTIALITY OF CONSULTANT.........................................................32

                  (e)      TRADE SECRETS.........................................................................33

                  (f)      SURRENDER OF RECORDS..................................................................33

                  (g)      NON-SOLICITATION OF CLIENTS/EMPLOYEES.................................................33

                  (h)      NON-COMPETITION.......................................................................34

                  (i)      ACKNOWLEDGMENT OF REASONABLENESS/ENFORCEMENT/TOLLING..................................34

         5.14 EFFORTS REGARDING POTENTIAL CUSTOMERS..............................................................35

         5.15 REGISTRATION RIGHTS................................................................................35

                  (a)      ERCG REGISTRATION.....................................................................35

                  (b)      EXPENSES OF REGISTRATION..............................................................36

                  (c)      REGISTRATION PROCEDURES...............................................................36


                                      iii
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                  (d)      INDEMNIFICATION.......................................................................37

                  (e)      INFORMATION BY HOLDER.................................................................40

                  (f)      RULE 144 REPORTING....................................................................40

                  (g)      "MARKET STAND-OFF" AGREEMENT..........................................................40

                  (h)      TERMINATION OF REGISTRATION RIGHTS....................................................40

         5.16 RESTRICTION ON SALES OF ERCG COMMON STOCK..........................................................41

         5.17 VEHICLE TRANSFER...................................................................................41


ARTICLE VI CONDITIONS TO CLOSING; TERMINATION....................................................................41

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................................................41

                  (a)      BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS................................41

                  (b)      NO LITIGATION.........................................................................41

                  (c)      NO MATERIAL ADVERSE CHANGE............................................................42

                  (d)      COMPLIANCE WITH ENVIRONMENTAL LAWS....................................................42

                  (e)      CLOSING CERTIFICATE...................................................................42

                  (f)      CLOSING DOCUMENTS.....................................................................42

                  (g)      CONSENTS..............................................................................42

                  (h)      LOANS AND OTHER OBLIGATIONS...........................................................42

                  (i)      NON-COMPETITION AGREEMENTS............................................................42

                  (j)      EMPLOYMENT AND NON-COMPETITION AGREEMENT..............................................42

                  (k)      PERMITS; AMERICAN STOCK EXCHANGE APPROVAL.............................................43

                  (l)      OTHER ASSESSMENTS AND REVIEWS.........................................................43

                  (m)      INVESTOR QUESTIONNAIRES...............................................................43

                  (n)      BOARD AND SHAREHOLDER APPROVAL........................................................43

                  (o)      AUDITED FINANCIAL STATEMENTS..........................................................43

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS......................................................43

                  (a)      BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS................................43

                  (b)      NO LITIGATION.........................................................................43

                  (c)      CLOSING CERTIFICATE...................................................................44

                  (d)      CLOSING DOCUMENTS.....................................................................44

                  (e)      BOARD APPROVAL........................................................................44


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         6.3 DELIVERIES AND PROCEEDINGS AT CLOSING...............................................................44

                  (a)      DELIVERIES BY SELLERS.................................................................44

                  (b)      DELIVERIES BY BUYER...................................................................45

         6.4 TERMINATION.........................................................................................45

                  (a)      MUTUAL CONSENT; FAILURE OF CONDITIONS.................................................45

                  (b)      CASUALTY DAMAGE.......................................................................46


ARTICLE VII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................................................46

         7.1 SURVIVAL OF REPRESENTATIONS.........................................................................46

         7.2 INDEMNIFICATION BY SELLERS..........................................................................47

         7.3 INDEMNIFICATION BY BUYER............................................................................47

         7.4 NOTICE OF CLAIMS....................................................................................47

         7.5 THIRD PARTY CLAIMS..................................................................................48

         7.6 GOOD FAITH EFFORTS TO SETTLE DISPUTES...............................................................48

         7.7 RIGHT OF OFFSET.....................................................................................48


ARTICLE VIII MISCELLANEOUS.......................................................................................49

         8.1 COSTS AND EXPENSES..................................................................................49

         8.2 FURTHER ASSURANCES..................................................................................49

         8.3 BULK SALES..........................................................................................49

         8.4 NOTICES.............................................................................................49

         8.5 CURRENCY............................................................................................50

         8.6 OFFSET; ASSIGNMENT; GOVERNING LAW...................................................................50

         8.7 AMENDMENT AND WAIVER; CUMULATIVE EFFECT.............................................................50

         8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES......................................................51

         8.9 SEVERABILITY........................................................................................51

         8.10 COUNTERPARTS.......................................................................................51


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


                                LIST OF SCHEDULES

Schedule 1.1  --  Permitted Encumbrances
Schedule 2.1  --  Purchased Assets
Schedule 2.2  --  Retained Assets
Schedule 2.3  --  Assumed Liabilities
Schedule 2.9  --  Allocation of Purchase Price
Schedule 3.1  --  Organization and Authority
Schedule 3.4  --  Consents
Schedule 3.6  --  Undisclosed Liabilities
Schedule 3.7  --  Absence of Changes
Schedule 3.8  --  Taxes
Schedule 3.10 --  Receivables
Schedule 3.11 --  Condition of Assets; Title; Business
Schedule 3.13 --  Contracts; Compliance
Schedule 3.15 --  Real Property
Schedule 3.16 --  Transactions with Related Parties
Schedule 3.17 --  Labor Relations
Schedule 3.18 --  Product Warranties
Schedule 3.19 --  Insurance
Schedule 3.20 --  Intellectual Property Rights
Schedule 3.21 --  Employee Benefits; Benefit Plans
Schedule 3.23 --  Customer Relations
Schedule 3.25 --  Bank Accounts
Schedule 4.6  --  Buyer Disclosure Materials


                       LIST OF EXHIBITS

Exhibit A     --  Inventory Audit
Exhibit B     --  Form of Promissory Note
Exhibit C     --  Financial Statements of the Company
Exhibit D     --  Form of Employment and Non-Competition Agreement
Exhibit E     --  Form of Opinion of Edward F. Danowitz, P.C., counsel to
                  Sellers

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "AGREEMENT") is dated as of June 20, 2001, by and among Lifestyle Technologies Atlanta, Inc., a Georgia corporation ("Buyer"), Greater Atlanta Alarm Services, Inc., a Georgia corporation (the "COMPANY"), eResource Capital Group, Inc. a Delaware corporation, Glenda Watson ("CONSULTANT") and David Watson ("SHAREHOLDER", and together with the Company, the "SELLERS").

         Sellers own all of the assets used in the Business (as defined below) and desire to sell and assign to Buyer, and Buyer desires to purchase and assume from Sellers, substantially all of the assets and certain liabilities of the Company, all on the terms and subject to the conditions set forth below. In consideration of the representations, warranties, covenants and agreements contained herein, Buyer and the Sellers, each intending to be legally bound, hereby agree as set forth below.

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this Section 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         "ACCOUNTS PAYABLE VALUE" shall have the meaning given that term in
Section 2.6(a).

         "ACCOUNTS RECEIVABLE VALUE" shall have the meaning given that term in
Section 2.6(a).

         "ACQUISITION PROPOSAL" shall have the meaning given that term in
Section 5.12.

          "ADJUSTED CLOSING BALANCE SHEET" shall have the meaning given the term in Section 2.6(b).

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "AGREEMENT" means this Asset Purchase Agreement, as it may be amended from time to time.

         "ASSUMED LIABILITIES" shall have the meaning given that term in Section 2.3.

         "ASSUMPTION AGREEMENT" shall have the meaning given that term in
Section 2.3.

         "AUDITED FINANCIAL STATEMENTS" shall have the meaning given that term in Section 3.5(b).

         "BANK ACCOUNT VALUE" shall have the meaning given that term in Section 2.6(a).

         "BENEFIT PLAN" shall have the meaning given that term in Section 3.21.

         "BUSINESS" means the business of the development, operation and management of a home networking technology company (including Internet, security, satellite television, entertainment and communications for the home) business, as conducted by the Company.

         "BUYER" means LIFESTYLE TECHNOLOGIES ATLANTA, INC., a Georgia corporation, and a wholly owned subsidiary of eResource Capital Group, Inc.

         "BUYER DAMAGES" shall have the meaning given that term in Section 7.2.

         "BUYER INDEMNITEES" shall have the meaning given that term in Section 7.2.

         "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

         "CLOSING" shall have the meaning given that term in Section 2.7.

         "CLOSING BALANCE SHEET" shall have the meaning given that term in
Section 2.6(b).

         "CLOSING DATE" shall have the meaning given that term in Section 2.7.

         "CLOSING VALUE" shall have the meaning given that term in Section
2.6(a).

         "CODE" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

         "CONFIDENTIAL INFORMATION" shall have the meaning given such term in
Section 5.13(d).

         "CONSULTANT" shall have the meaning set forth in the preamble to this Agreement.

         "CONTRACT" and "CONTRACTS" shall have the respective meanings given those terms in Section 3.13.

         "DAMAGES" means Buyer Damages, or Seller Damages, as the case may be.

         "DEFINED BENEFIT PLAN" shall have the meaning given that term in
Section 3.21.

         "EMPLOYMENT AND NON-COMPETITION AGREEMENT" shall have the meaning given that term in Section 5.6.

         "ENCUMBRANCE" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

         "ENVIRONMENTAL LAW" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

         "ERCG" shall mean eResource Capital Group, Inc., a Delaware corporation, the ultimate parent of Buyer.

         "ERCG COMMON STOCK" shall have the meaning given that term in Section 2.8(c).

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

         "FASB" means the United States Financial Accounting Standards Board or its successor.

         "FINAL CLOSING BALANCE SHEET" shall have the meaning given that term in
Section 2.9(d).

         "FINANCIAL STATEMENTS" shall have the meaning given that term in
Section 3.5(b).

         "GAAP" means United States generally accepted accounting principles in effect for the relevant time period.

         "GOVERNING DOCUMENTS" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organization or governing documents or instruments of such Person.

         "GOVERNMENTAL BODY" means any court, government (federal, state, local or foreign) department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

         "HOLDER" shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by Section 5.15 of this Agreement have been transferred in compliance.

         "INDEMNIFIED PARTY" shall have the meaning given that term in Section 7.4.

         "INDEMNIFIED PARTY FOR REGISTRATION PURPOSES" shall have the meaning given that term in Section 5.14(d)(3).

         "INDEMNIFYING PARTY" shall have the meaning given that term in Section 7.4.

         "INDEMNIFYING PARTY FOR REGISTRATION PURPOSES" shall have the meaning given that term in Section 5.14(d)(3).

         "INTELLECTUAL PROPERTY" shall have the meaning given that term in
Section 3.20.

         "INVESTOR QUESTIONNAIRE" shall have the meaning given that term in
Section 6.1(m).

         "INVENTORY VALUE" shall have the meaning given that term in Section 2.6(a).

         "IRS" means the United States Internal Revenue Service.

         "LAW" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever including any public policy, judgment or order of any Governmental Body or principle of common law.

         "LIABILITIES" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent, whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

         "LITIGATION" shall have the meaning given that term in Section 3.12.

         "MULTIEMPLOYER PLAN" shall have the meaning given that term in Section 3.21.

         "OTHER AGREEMENTS" means each other agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing Date.

         "OTHER STOCKHOLDERS" shall mean persons who, by virtue of agreements with eRCG other than this Agreement, whether eRCG executed such agreements prior to the date hereof or subsequent to such date, are entitled to include their securities in certain registrations hereunder.

         "PBGC" means the United States Pension Benefit Guaranty Corporation.

         "PCBS" means polychlorinated biphenyls.

         "PERMIT" and "PERMITS" shall have the respective meanings given those terms in Section 3.14.

         "PERMITTED ENCUMBRANCES" means (i) liens for current taxes not yet due,
(ii) liens of public record on personal property identified on Schedule 1.1, and
(iii) with respect to the Real Property, easements, covenants, rights-of-way, zoning restrictions and other encumbrances or restrictions of record identified on Schedule 1.1; provided, however, that any Encumbrances in clauses (i), (ii) and (iii) do not or will not either individually or in the aggregate adversely affect the value of the property encumbered or prohibit or interfere with the operation of the Business.

         "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity and a Governmental Body.

         "PROMISSORY NOTE" shall have the meaning given that term in Section 2.8(b).

         "PURCHASE PRICE" shall have the meaning given that term in Section 2.5.

         "PURCHASE PRICE ADJUSTMENT" shall have the meaning given that term in
Section 2.6(a).

         "PURCHASED ASSETS" shall have the meaning given that term in Section
2.1.

         "REAL PROPERTY" shall have the meaning given that term in Section 3.15.

         "RECEIVABLES" means all trade and other accounts receivable of the Company.

         "REGISTRABLE SECURITIES" shall mean shares of eRCG's common stock, par value $.04 per share ("ERCG COMMON STOCK") issued to the Sellers pursuant to this Agreement; provided that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect), (iii) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations, or (iv) it is sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all reasonable expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for eRCG, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of eRCG, which shall be paid in any event by eRCG, (iii) disbursements of counsel for any Holder, (iv) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 5.15 hereof only to the extent that eRCG shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration and (v) any expenses of a registration for which the request has been withdrawn by the Holder(s) unless the withdrawal is based upon material adverse information concerning eRCG of which the Holder(s) were not aware at the time of the request.

         "REGULATED MATERIAL" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance as defined by any Environmental Law and any other substance, waste or material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs and friable asbestos.

         "REGULATION D" shall have the meaning given that term in Section 3.29.

         "RELATED PARTY" means (i) the Company, (ii) any Affiliate of the Company, (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         "RESTRICTED SECURITIES" shall mean any Registrable Securities required to bear the legend set forth in Section 5.11 hereof.

         "RETAINED ASSETS" shall have the meaning given that term in Section
2.2.

         "RETAINED LIABILITIES" shall have the meaning given that term in
Section 2.4.

         "RIGHT OF OFFSET" shall have the meaning given that term in Section
7.7.

         "RULE 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         "SALES DATE" shall have the meaning given that term in Section 5.15.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITY RIGHT" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security, including, without limitation, any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by agreement.

         "SECURITIES ACT" shall have the meaning given that term in Section
3.27.

         "SECURITIES LAWS" shall have the meaning given that term in Section
3.27.

         "SELLER DAMAGES" shall have the meaning given that term in Section 7.3.

         "SELLER GROUP" shall have the meaning given that term in Section
3.21(b).

         "SELLER INDEMNITEES" shall have the meaning given that term in Section 7.3.

         "SELLER PLAN" shall have the meaning given that term in Section 3.21.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, brokers' fees and stock transfer taxes applicable to the sale of Registrable Securities.

         "SELLERS" shall have the meaning set forth in the preamble to this Agreement.

         "SHAREHOLDER" shall have the meaning set forth in the preamble to this Agreement.

         "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

         "SUPERFUND" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

         "TAX" means any tax, levy, customs duty, impost, fee, or other assessment, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property, or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not, imposed by any Governmental Body, whether federal, state, county, local or foreign.

         "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         "TERM" shall have the meaning given that term in Section 5.13(a).

         "VANS" shall have the meaning given that term in Section 5.17.

         1.2 CONSTRUCTION. As used herein, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) references to "Exhibits" are to Exhibits attached hereto and incorporated herein by reference and made a part hereof; (iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof. Whenever the context so requires, the singular number shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                                 THE TRANSACTION

         2.1 SALE AND PURCHASE OF ASSETS. At the Closing, Sellers shall sell and transfer to Buyer, and Buyer shall purchase from Sellers, all of Sellers' right, title and interest in and to the properties, business as a going concern, goodwill and assets of every kind, nature and description existing on the Closing Date and related to the Business, wherever such assets are located and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the Company's books or financial statements, except those assets specifically excluded pursuant to Section 2.2, free and clear of all Encumbrances other than Permitted Encumbrances. The properties, business, goodwill and assets to be transferred hereunder (collectively, the "PURCHASED ASSETS") shall include, but not be limited to, the following:

                  (i) All of the Company's machinery, equipment, spare parts and supplies, including the items identified on Schedule 2.1;

                  (ii) All of the Company's inventory of raw materials, work-in-process, parts, subassemblies and finished goods, wherever located and whether or not obsolete or carried on the Company's books of account, including the items identified on Schedule 2.1;

                  (iii) All of the Company's other tangible assets, including office furniture, office equipment and supplies, computer hardware and software, leasehold improvements and vehicles, including the items identified on Schedule 2.1;

                  (iv) Except as set forth in Schedule 2.2, all of the Company's cash, cash in banks, cash equivalents, bank and mutual fund accounts, trade and other notes and accounts receivable, deposits, investments, securities, advance payments, prepaid items and expenses, deferred charges, rights of offset, credits and claims for refunds;

                  (v) Except as set forth in Section 2.2, all of the Company's books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising materials and similar items; provided, however, that the Sellers may have access to and make copies of any financial documents that may reasonably be required to complete tax returns or respond to any audits, assessments or inquiries from any governmental unit;

                  (vi) All of the Company's rights under leases for personal property and all of the Company's rights under all contracts, agreements and purchase and sale orders;

                  (vii) All of the Company's claims, choses in action, causes of action and judgments;

                  (viii) All of the Company's goodwill and rights in and to any trade name, trademark, fictitious name or service mark, or any variant of any of them, any applications therefor or registrations thereof, and any other forms of Intellectual Property including the items identified on Schedule 2.1(viii);

                  (ix)     All of the Company's rights to the Business; and

                  (x) To the extent not described above, all of the assets to be reflected on the Closing Balance Sheet.

         2.2 RETAINED ASSETS. Sellers shall retain, and the Purchased Assets shall not include, the following assets, including those assets listed on
Schedule 2.2, (collectively, the "RETAINED ASSETS"):

                  (i) the consideration to be delivered to Sellers pursuant to this Agreement;

                  (ii)     the Company's leases for real property;

                  (iii)    Sellers' other rights specifically granted hereunder;
and

                  (iv)     the Company's minute book, stock book and seal.

         2.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall, pursuant to an Assignment and Assumption Agreement in a form agreed to by the parties (the "ASSUMPTION AGREEMENT"), assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, those Liabilities of the Company and only such Liabilities of the Company listed on Schedule 2.3 (collectively, the "ASSUMED LIABILITIES").

         2.4 RETAINED LIABILITIES. Except for the Assumed Liabilities, Buyer does not hereby assume and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of Sellers, whether existing on, before or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to or after the Closing Date (the "RETAINED LIABILITIES"), and Sellers agree to pay and satisfy, when due, all Retained Liabilities. Without limiting the foregoing, except for the Assumed Liabilities, the term "Retained Liabilities" shall include, without limitation, Liabilities:

                  (i) for or in connection with any dividends, distributions, redemptions, or Security Rights with respect to any security of the Company;

                  (ii) arising out of any transaction affecting any Seller or obligations incurred by any Seller after the Closing;

                  (iii) for expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and all brokers or finders fees or commissions payable by Sellers;

                  (iv)     of Sellers under or arising out of this Agreement;

                  (v) against which Sellers are insured or otherwise indemnified or which would have been covered by insurance (or indemnification) but for a claim by the insurer (or the indemnitor) that the insured (or the indemnitee) had breached its obligations under the policy of insurance (or the contract of indemnity) or had committed fraud in the insurance application;

                  (vi)     to any Related Party;

                  (vii) to indemnify any of the Company's officers, directors, employees or agents;

                  (viii) for any Taxes, including transfer Taxes, incident to the transfer of the Purchased Assets, whether or not by reason of, or in connection with, the transactions contemplated by this Agreement;

                  (ix) for any product liability relating to any product manufactured, distributed or sold by the Company prior to the Closing Date, whether or not such Liability relates to products that are defective or improperly designed or maintained or in breach of any express or implied product warranty;

                  (x) under Environmental Laws relating in any way to actions or conditions existing prior to the Closing Date;

                  (xi) any claims, choses in action or other Litigation matters relating to the Business, Purchased Assets or the Assumed Liabilities or any of the transactions contemplated by this Agreement either arising prior to the Closing or relating to circumstances or events occurring prior to Closing and any such matters relating to Sellers, the Retained Assets or Retained Liabilities, whether or not existing prior to Closing; and

                  (xii) relating to current or former officers, directors, shareholders, partners, agents, employees and independent contractors (including those relating to withholdings, payroll taxes or under any plan or arrangement).

         2.5 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets shall be $1,378,000 (the "PURCHASE PRICE"); subject to adjustment as provided in Section 2.6.

         2.6      ADJUSTMENT OF PURCHASE PRICE

                  (a) The parties have determined the Purchase Price based upon the assumption that as of the Closing Date (i) the net book value of the Company's accounts receivable ("ACCOUNTS RECEIVABLE VALUE") is at least $116,000, (ii) the net book value of the Company's bank accounts to be included in the Purchased Assets ("BANK ACCOUNT VALUE") is at least $25,000, (iii) the value of the Company's inventory (the "INVENTORY VALUE") is $26,594.71 and (iv) the net book value of the Company's accounts payable ("ACCOUNTS PAYABLE VALUE") is less than or equal to $40,000. If, upon the finalization of the "Adjusted Closing Balance Sheet" (hereinafter defined), the amount (the "CLOSING VALUE") equal to (i) the sum of the Accounts Receivable Value plus the Bank Account Value, each at the close of business on the Closing

Date, minus (ii) the Accounts Payable Value at the close of business on the Closing Date, is greater or less than $101,000, then the Purchase Price shall be increased or reduced, as applicable, on a dollar-for-dollar basis, by the amount of such excess or shortfall. In the event that the Closing Value is less than $101,000, and a reduction in the Purchase Price is required, the reduction in Purchase Price shall be effected by subtracting the absolute value of such shortfall from the cash to be delivered to the Company at Closing pursuant to
Section 2.8(a) of the Agreement. In the event that the Closing Value is greater than $101,000 and an increase in the Purchase Price is required, the increase in Purchase Price shall be effected by adding the amount of such excess to the principal amount to be owed to the Company by the Buyer pursuant to the terms of the Promissory Note to be delivered to the Company at Closing pursuant to
Section 2.8(b) of the Agreement. If, upon the finalization of the Adjusted Closing Balance Sheet, (i) the Inventory Value is less than $26,594.71, the Purchase Price shall be adjusted by the prompt payment by Sellers to Buyer of the amount, on a dollar-for-dollar basis, of such deficiency, or (ii) the Inventory Value is greater than $26,594.71, the Purchase Price shall be adjusted by the prompt payment by Buyer to the Company of the amount, on a dollar-for-dollar basis, of such excess; provided, however, the Inventory Value shall not exceed $27,000 in any event. The adjustments related to the Accounts Receivable Value, the Bank Account Value, the Accounts Payable Value and the Inventory Value are hereinafter, collectively, the "PURCHASE PRICE ADJUSTMENT".

                  (b) Closing Balance Sheet. On the Closing Date, the Sellers shall prepare and deliver a statement of Purchased Assets Assumed Liabilities as of the close of business on the Closing Date, reflecting, among other things, the Inventory Value, the Accounts Receivable Value, the Bank Value, and the Accounts Payable Value (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with the Financial Statements, except that (i) only the Purchased Assets and the Assumed Liabilities shall be included therein, and (ii) no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively. Buyer and its representatives shall be provided complete access to all work papers and other information used by the Sellers in preparing the Closing Balance Sheet. Buyer shall examine and review the Closing Balance Sheet in accordance with generally accepted auditing standards and, based upon such examination, make such adjustments, if any, to the Closing Balance Sheet as shall in Buyer's reasonable judgment be required to cause the Closing Balance Sheet to reflect fairly those items required to be reflected therein in accordance with GAAP (after examination and any adjustment, the "ADJUSTED CLOSING BALANCE SHEET").

                  (c) Delivery of Adjusted Closing Balance Sheet. Within thirty days (30) days after the Sellers have delivered to Buyer the Closing Balance Sheet, the Adjusted Closing Balance Sheet shall be delivered by Buyer to the Sellers. The Sellers and their representatives shall be provided complete access to all work papers and other information used by Buyer in preparing the Adjusted Closing Balance Sheet. The Adjusted Closing Balance Sheet, when delivered by Buyer to the Sellers, shall be deemed conclusive and binding on the parties for purposes of determining the Purchase Price Adjustment unless the Sellers notify Buyer in writing within ten (10) business days after receipt of the Adjusted Closing Balance Sheet of their disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and identify the items and amounts in dispute.

                  (d) Resolution. If any disagreement concerning the Purchase Price Adjustment is not resolved by Buyer and the Sellers within thirty
(30) days following the receipt by the Sellers of the Adjusted Closing Balance Sheet, the undisputed portion of the Purchase Price Adjustment amount shall be deducted from or added to the Purchase Price as provided in Section 2.6(a) above, and Buyer and the Sellers shall promptly engage (on standard terms and conditions for a matter of such nature) a nationally recognized firm of certified public accountants to resolve such dispute. The firm of certified public accountants shall be proposed in writing by Buyer to the Sellers. In the absence of prompt agreement on the identity of the certified public accountants, the Atlanta, Georgia office of the accounting firm of Ernst & Young LLP shall be engaged by the parties. The engagement agreement with the certified public accountants shall require the certified public accountants to make their determination with respect to the items in dispute within ninety (90) days following the receipt by the Sellers of the Adjusted Closing Balance Sheet. The party against whom the dispute is resolved shall pay the fees and expenses of such certified public accountants at the time of payment of the Purchase Price Adjustment. The resolution by the certified public accountants of any dispute concerning the Purchase Price Adjustment shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the Purchase Price Adjustment; provided, however, that the limitations set forth in this Section shall not impair or affect the rights of any of the parties to seek equitable relief, including (without limitation) specific performance or injunctive relief with respect hereto, or affect the rights of any of the parties to redress any Damages arising out of fraud by any other party in connection herewith.

         2.7 CLOSING. The consummation of the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated hereby (the "CLOSING") shall take place on the date and time on which the last of the conditions specified in Sections
6.1 or 6.2 hereof have been satisfied or waived, at the offices of Buyer, located at 3353 Peachtree Road, N.E., Suite 130, Atlanta, Georgia 30326, or at such other time, date or place, or in such other manner as the parties agree (the "CLOSING DATE").

         2.8      PAYMENT OF PURCHASE PRICE.

(i)      The Purchase Price shall be paid at Closing by Buyer as follows:

                  (a) delivery to the Company of an amount equal to $250,000, as adjusted pursuant to Section 2.6(a), in immediately available federal funds;

                  (b) delivery to the Company of a Promissory Note (the "PROMISSORY NOTE") executed by Buyer in favor of the Company in the principal amount of $250,000, as adjusted pursuant to Section 2.6(a), in substantially the form attached hereto as Exhibit B; and

                  (c) delivery to the Company of $878,000 worth of shares of eRCG's unregistered common stock ("ERCG COMMON STOCK") valued based on a five
(5) day average trading price of eRCG Common Stock in the five (5) days immediately preceding the Closing Date; provided, however, that such valuation shall be no greater than $1.10 per share of eRCG Common Stock and no less than $0.90 per share of eRCG Common Stock.

(ii) In addition, Buyer shall deliver to the Company an amount equal to $26,594.71, as adjusted pursuant to Section 2.6(a), the aggregate value of the Company's inventory as determined pursuant to an audit by Buyer performed on June 19, 2001, the results of which are attached hereto as Exhibit A;

         2.9 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth in Schedule 2.9. Buyer and Sellers shall report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any Litigation or otherwise.

         2.10 TITLE. Except for title to the Vans, which shall pass from Sellers to Buyer within 120 days after the Closing, title to all Purchased Assets shall pass from Sellers to Buyer at Closing, subject to the terms and conditions of this Agreement. Buyer assumes no risk of loss to the Purchased Assets prior to Closing and Sellers shall assume all such risk of loss.

         2.11 CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, Permit, franchise or claim of Sellers that is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Sellers would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer with the full realization and value of every contract, agreement, Permit, franchise and claim of the character described in the immediately preceding sentence, Sellers agree that on and after the Closing Date, they will, at the request and under the direction of Buyer, in the names of Sellers or otherwise as Buyer shall specify, take all reasonable action (including, without limitation, the appointment of Buyer as attorney-in-fact for Sellers) and do or cause to be done all such things as shall in the opinion of Buyer or its counsel be necessary or proper (i) to assure that the rights of Sellers under such contracts, agreements, Permits, franchises and claims shall be preserved for the benefit of Buyer and (ii) to facilitate receipt of the consideration to be received by Sellers in and under every such contract, agreement, Permit, franchise and claim, which consideration shall be held for the benefit of, and shall be promptly delivered to, Buyer. Nothing in this Section shall in any way diminish the obligation of Sellers hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Sellers to convey or assign valid title to all the Purchased Assets to Buyer.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Sellers represent and warrant to Buyer, jointly and severally, on the date of execution of this Agreement and again as of the Closing Date, with such exceptions, if any, as may be set forth in a Sellers' Disclosure Letter, to which the below Schedule numbers refer, to be delivered by Sellers to Buyer on the date hereof, as follows:

         3.1 ORGANIZATION AND AUTHORITY. Each Seller has the right, power and authority to enter into this Agreement and the Other Agreements to which it or he is or is to become a party and perform its or his obligations hereunder and thereunder. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own or lease its properties and to carry on the Business as now conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 3.1, which are all the jurisdictions in which it is required to be so qualified. Copies of the Company's Articles of Incorporation and Bylaws, as amended to date, have been delivered to Buyer, and such copies are complete, correct and in full force and effect. Copies of the minutes of the meetings of the Company's Board of Directors and Shareholder have been provided to Buyer and reflect accurately and in reasonable detail the actions taken at such meetings.

         3.2 AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which any Seller is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of such parties, enforceable against each such party in accordance with their respective terms. Each Other Agreement to which any Seller is to become a party pursuant to the provisions hereof, when executed and delivered by such party, will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms of such Other Agreement. All actions contemplated by this Section and this Agreement have been duly and validly authorized by all necessary proceedings by Sellers.

         3.3 SELLER SHARES; CAPITALIZATION. The authorized capital stock of the Company consists solely of 500 shares of common stock, US$1.00 par value per share, of which 250 shares are issued and outstanding and 250 are held as treasury stock. All of the Company Shares are owned of record, legally and beneficially, by the Shareholder. The Company Shares are free and clear of any and all Encumbrances. All of the Company Shares are validly issued, fully paid and nonassessable, are free of preemptive rights, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The Company has no liability to any former owner of any of its shares by reason of any failure by it to comply with any Laws. The Company does not have any subsidiaries, and the Purchased Assets do not contain any shares of capital stock of or other equity in any corporation, partnership, joint venture or other entity.

         3.4 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which any Seller is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Sellers, will:

                  (i) contravene any provision of any Governing Document of the Company;

                  (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any contract, agreement or instrument to which any Seller is a party or by which any of the Purchased Assets may be bound or affected;

                  (iii) result in the creation, maturation or acceleration of any Assumed Liability (or give to any other Person the right to cause such a creation, maturation or acceleration);

                  (iv) violate any Law or violate any judgment or order of any Governmental Body to which any Seller is subject or by which any of the Purchased Assets may be bound or affected;

                  (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, or give to any other Person any interest or right therein; or

                  (vi) cause Buyer to become subject to, or liable for, the payment of any Tax. Except as set forth on Schedule 3.4, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by Sellers of this Agreement or any of the Other Agreements to which they are or are to become parties pursuant to the provisions hereof or in connection with the consummation by Sellers of the transactions contemplated hereby or thereby. Sellers believe that they will be able to obtain (without additional payment or expense) all necessary consents, approvals, authorizations, registrations and filings, or obtain a waiver of the requirement therefor.

         3.5      FINANCIAL INFORMATION AND RECORDS.

                  (a) RECORDS. The books of account and related records of the Company reflect accurately and in detail its assets, liabilities, revenues, expenses and other transactions.

                  (b) FINANCIAL STATEMENTS. The unaudited balance sheets and income statements for the Company at December 31, 1999, and December 31, 2000, and for the years then ended provided by Sellers to Buyer, the unaudited interim balance sheets for the Company at April 20, 2001, and the unaudited income statement for the Company at May 4, 2001, attached hereto as Exhibit C (collectively, the "FINANCIAL STATEMENTS"), (i) are accurate, correct and complete in accordance with the books of account and records of the Company and
(ii) fairly present the financial condition, assets and liabilities and results of operations of the Company at the dates and for the relevant periods indicated. The audited balance sheets and income statements for the Company at December 31, 1999, and December 31, 2000, and for the years then ended to be provided by Sellers to Buyer within the 30 day period following the effective date of this Agreement (collectively, the "AUDITED FINANCIAL STATEMENTS"), (i) are accurate, correct and complete in accordance with the books of account and records of the Company; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods and (iii) fairly present the financial condition, assets and liabilities and results of operations of the Company at the dates and for the relevant periods indicated.

         3.6 UNDISCLOSED LIABILITIES. The Company has no Liabilities, except: (i) those reflected or reserved against on the Financial Statements in the amounts shown therein; (ii) those not required under GAAP to be reflected or reserved against on the Financial Statements that are expressly quantified and set forth in the Contracts; (iii) those disclosed on Schedule 3.6; and (iv) those of the same nature as those set forth on the Financial Statements that have arisen or will arise in the ordinary course of business after the Balance Sheet Date and through the date hereof, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have an adverse effect on the financial condition or prospects of the Business or the Company and none of which is a liability for breach of contract or warranty or has arisen out of tort, infringement of any intellectual property rights or violation of Law or is claimed in any pending or threatened legal proceeding.

         3.7      NO CHANGES. Since December 31, 2000, except as set forth on
Schedule 3.7, the Business has been conducted only in the ordinary course. Without limiting the generality of the foregoing sentence, since December 31, 2000, there has not been any:

                  (i) adverse change in the financial condition, Purchased Assets, Assumed Liabilities, net worth, earning power, business or prospects of the Company;

                  (ii) damage or destruction to any Purchased Asset, whether or not covered by insurance;

                  (iii)    strike or other labor trouble at the Company;

                  (iv) declaration or payment of any dividend or other distribution on or with respect to or redemption or purchase by the Company of any shares of its capital stock;

                  (v) increase in any employee's salary, wages, benefits or bonus (other than regular and normal salary increases) or increase in the number of employees;

                  (vi) asset acquisition, including capital expenditure, in excess of $10,000 in the aggregate, other than the purchase of inventory in the ordinary course of business;

                  (vii)    change in any Seller Plan;

                  (viii)   change in any method of accounting;

                  (ix) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 3.16;

                  (x) disposition of any asset (other than inventory in the ordinary course of business) for more than $10,000 in the aggregate or for less than fair market value;

                  (xi) payment, prepayment or discharge of any Liability other than in the ordinary course of business or any failure to pay any Liability when due;

                  (xii) write-off or write-down of any asset in excess of $10,000 in the aggregate;

                  (xiii) creation, termination or amendment of, or waiver of any right under, any material agreement of the Business or any material agreement affecting the Purchased Assets or Assumed Liabilities; or

                  (xiv)    agreement or commitment to do any of the foregoing.

         3.8 TAXES. Each Seller has filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all Tax Returns that are required to be filed by it or him with respect to the Purchased Assets prior to or on the Closing Date, pursuant to the Law of each Governmental Body with taxing power over it or him. All such Tax Returns were or will be, as the case may be, correct and complete. Each Seller has paid or will timely pay all Taxes that have or will become due prior to or on the Closing Date, as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except such Taxes, if any, as are being contested in good faith and disclosed on Schedule 3.8. No Seller has requested or is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a taxing authority of a jurisdiction where any Seller does not file a Tax Return that it or he is or may be subject to taxation in that jurisdiction. No deficiency for any Tax has been proposed, asserted or assessed against a Seller that has not been resolved or paid in full. No power of attorney has been granted by any Seller with respect to any matters related to Taxes that is currently in force. No special elections regarding Taxes have been filed by any Seller with any taxing authority. No Seller has waived or been requested to waive any statute of limitations in respect of Taxes. Without limiting the foregoing, no Seller has any Liability for any Tax (relating to the Company or any interest therein) except (x) Taxes disclosed on Schedule 3.8, (y) Taxes fully reserved on the Financial Statements and (z) Taxes accrued after the Balance Sheet Date and fully reserved against on the financial statements of the Company. The Company has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         3.9 INVENTORY. All of the finished goods inventory of the Company included in the Purchased Assets, is in good, merchantable and usable condition and is saleable in the ordinary course of business within a reasonable time and at normal profit margins, and all of the raw materials and work-in-process inventory included in the Purchased Assets can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time. None of the inventory of the Company included in the Purchased Assets is obsolete, slow moving, has been consigned to others or is on consignment from others.

         3.10 RECEIVABLES. Schedule 3.10 discloses all Receivables of the Company outstanding as of June 23, 2001, presented on an aged basis, and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the Financial Statements, disclosed on Schedule 3.10 or created after the Balance Sheet Date, arose from bona fide sale transactions of the Company, and no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts specified on the Financial Statements, all of the Receivables are collectible in the ordinary course of business and will be fully collected within 90 days after having been created using commercially reasonable efforts.

         3.11 CONDITION OF ASSETS; TITLE; BUSINESS. Schedule 3.11 correctly describes all personal property with a book value in excess of $1,000 used in the Business, and owned by the Company except where otherwise noted, on Schedule
3.11. The Purchased Assets are in good operating condition and repair and are suitable for the purposes for which they are used in the Business. The Company has good, marketable and exclusive title to all of the Purchased Assets, and all of the Purchased Assets are reflected on the Financial Statements or, under GAAP, are not required to be reflected thereon. The Purchased Assets are all of the assets that are necessary for use in and operation of the Business, and, except for an Encumbrance on the Purchased Assets by Wachovia Bank, N.A. which is to be released prior to the Closing, no Purchased Asset is subject to any Encumbrance or impairment, whether due to its condition, utility, collectability or otherwise, other than Permitted Encumbrances. The Company is engaged in the Business and no other business, except as set forth on Schedule 3.11.

         3.12 NO PENDING LITIGATION OR PROCEEDINGS. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("LITIGATION") is pending or, to the knowledge of Sellers, threatened against or affecting any Seller (in connection with the Company, the Purchased Assets, Assumed Liabilities or the Business), the Business, any of the Purchased Assets or Assumed Liabilities, or any of the transactions contemplated by this Agreement or any Other Agreement, and there is no basis for any such Litigation. No Seller has been a party to any other Litigation during the past five (5) years. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting any Seller (in connection with the Company, the Purchased Assets, Assumed Liabilities or the Business), the Business, any of the Purchased Assets or Assumed Liabilities, or any of the transactions contemplated by this Agreement or any Other Agreement. The Company has no Litigation pending against any third party.

         3.13 CONTRACTS; COMPLIANCE. Disclosed on Schedule 3.13(a) is a brief description of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, included in the Purchased Assets and that

                  (i) is material to the Business, individually or in the aggregate;

                  (ii) involves the purchase, sale or lease of any assets, materials, supplies, inventory or services in excess of $10,000 per year;

                  (iii) has an unexpired term of more than six months from the date hereof, taking into account the effect of any renewal options;

                  (iv) relates to the borrowing or lending of any money or guarantee of any obligation in excess of $10,000;

                  (v) limits the right of any Seller (or, after Closing, Buyer) to compete in any line of business or otherwise restricts any rights any Seller (or, after Closing, Buyer) may have;

                  (vi) is an employment or consulting contract involving payment of compensation and benefits;

                  (vii) involves commissions for sales, distribution or similar issues and provides for payments in excess of $10,000 per year;

                  (viii) forms any partnership, joint venture or other similar agreement or arrangement;

                  (ix) grants any option, license, franchise or similar agreement relating to the Business;

                  (x)      relates to any Intellectual Property; or

                  (xi) was not entered into in the ordinary course of business (each, a "CONTRACT" and collectively, the "CONTRACTS").

Schedule 3.13(b) sets forth a description of all work in process of the Company. Each Contract is a legal, valid and binding obligation of the Company and is in full force and effect. The Company and each other party to each Contract has performed all obligations required to be performed thereunder, is not in breach or default and is not alleged to be in breach or default in any respect thereunder. No event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder. No Seller is currently renegotiating any Contract nor has any Seller received any notice of non-renewal or price increase or sales or production allocation with respect to any Contract.

         3.14 PERMITS; COMPLIANCE WITH LAW. Sellers hold all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law or otherwise advisable in connection with the operation of the Purchased Assets and the Business (each, a "PERMIT" and collectively, "PERMITS"). Each Permit is valid, subsisting and in full force and effect in all respects. Sellers are in compliance with and have fulfilled and performed their obligations under each Permit, and no event, condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a breach or default under any Permit. No Seller has received any notice of non-renewal of any Permit. No Seller has received notice of any violation of Law relating to the Business or the Purchased Assets, nor has such Seller been during the past five (5) years, nor is it or he currently, in violation of any Law relating to the Business or the Purchased Assets. No event has occurred or condition or state of facts exists that could give rise to any violation of Law.

         3.15 REAL PROPERTY. Schedule 3.15 discloses and summarizes all real properties currently owned, used or leased by Sellers in connection with the Business or in which any Seller has an interest in connection with the Business (collectively, the "REAL PROPERTY") and identifies the record titleholder of all of the Real Property. Sellers have good and marketable fee simple title to all Real Property shown as owned on Schedule 3.15, free and clear of all Encumbrances other than Permitted Encumbrances, and the Company has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. Copies of all title insurance policies and all surveys relating to the Real Property have been delivered to Buyer. All structures and other improvements on all Real Property are within the lot lines and do not encroach on the properties of any other Person, and the use and operation of all Real Property conform to all applicable building, zoning, safety and subdivision Laws, Environmental Laws and other Laws, and all restrictive covenants and restrictions and conditions affecting title. No portion of any Real Property is located in a flood plain, flood hazard area or designated wetlands area. No Seller has received any written or oral notice of assessments for public improvements against any Real Property or any written or oral notice or order by any Governmental Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. Each parcel of Real Property is considered a separate parcel of land for taxing and conveyancing purposes. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property. All public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate the facilities of the Company are available to such facilities, and such utilities enter the boundaries of such facilities through adjoining public streets, easements or rights-of-way of record in favor of a Seller. Such public utilities are all connected pursuant to valid Permits, are all in good working order, are adequate to service the operations of such facilities as currently conducted and permit full compliance with all requirements of Law. Schedule 3.15 reflects all public utility assessments relating to the Real Property, and all such assessments with respect to periods prior to the Closing Date have been paid. No Seller has received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any of the Company's facilities. All Real Property used in the Business has access to a publicly open street.

         3.16 TRANSACTIONS WITH RELATED PARTIES. No Related Party is or has been during the last five (5) years a party to any transaction, agreement or understanding with the Company except pursuant to arrangements disclosed on
Schedule 3.16. No Related Party uses any of the Purchased Assets, except directly in connection with the Business, and no Related Party owns or has any interest in any Purchased Asset. No Related Party has any claim of any nature, including any inchoate claim, against any of the Purchased Assets. Except as expressly provided herein or in any Other Agreement or as otherwise may be mutually agreed after the Closing Date, (i) no Related Party will at any time after Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from Buyer or eRCG, and (ii) neither Buyer nor eRCG will at any time after Closing for any reason, directly or indirectly, be or become subject to any obligation to any Related Party.

         3.17 LABOR RELATIONS. Schedule 3.17 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all employees of the Company. The relations of the Company with its employees are generally good. No employee of the Company is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or threatened against, involving, affecting or potentially affecting the Company. No complaint against the Company is pending or, to the knowledge of Sellers, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Company. The Company has no Liability for sick leave, vacation time, severance pay or any similar item not fully reserved on the Financial Statements. The Company has no Liability for any occupational disease of any of its employees, former employees or others. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract or under any Law with respect to employees of the Business.

         3.18 PRODUCT LIABILITIES; WARRANTIES. The Company shall have no liability after the Closing not fully covered by insurance relating to any work or services performed by or for the Company, its subcontractors or agents, any materials, equipment or other items utilized by the Company, its subcontractors or agents in performing work or services, or any materials installed, manufactured, distributed, sold or provided by the Company prior to the Closing, whether or not such Liability relates to materials that are defective, improperly designed or manufactured or in breach of any express or implied product warranty. Each of the products produced or sold by the Company in connection with the Business is, and at all times up to and including the Closing Date has been (a) in compliance with all applicable federal, state, local and foreign laws and regulations, (b) fit for the ordinary purposes for which it is intended to be used and (c) in conformance with any promises or affirmations of fact made on the container or label for such product or in connection with its sale. There is no design defect with respect to any of such products that would have an adverse effect on the Business, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice, with respect to its contents and use. Schedule 3.18 discloses and describes the terms of all express product warranties under which the Company (or after Closing, Buyer if such liabilities are expressly assumed) may have liability after the Closing Date.

         3.19 INSURANCE. Schedule 3.19 discloses all insurance policies with respect to which any of Sellers is the owner, insured or beneficiary or under which any of the Purchased Assets are insured. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the Business and are comparable in coverage to policies customarily maintained by others engaged in similar lines of business. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed. All premiums required to be paid in connection with the insurance policies of Sellers (relating to the Business) have been paid in full.

         3.20 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.20 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by Sellers in or applicable to the Business or the Purchased Assets. Sellers have the entire right, title and interest in and to, or the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on Schedule 3.20 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable for use in the Business ("INTELLECTUAL PROPERTY"), free and clear of all Encumbrances. Schedule 3.20 separately discloses all Intellectual Property under license. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of Sellers, no Person is infringing upon nor has any Person misappropriated any Intellectual Property. Sellers are not infringing upon the intellectual property rights of any other Person. Each employee of the Company has executed and delivered to the Company a proprietary information agreement restricting such person's right to disclose proprietary information of the Company or the Business. The consummation of the transactions contemplated hereunder will not alter or impair Sellers' rights, or after the Closing, Buyer's rights, to the Intellectual Property.

         3.21 EMPLOYEE BENEFITS. Except as listed in Schedule 3.21, Sellers have no written or unwritten "employee benefit plans" within the meaning of
Section 3(3) of ERISA or any other written or unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "BENEFIT PLAN"), whether or not funded and whether or not terminated, (i) maintained or sponsored by the Company, or (ii) with respect to which the Company has or may have Liability or is obligated to contribute, or
(iii) that otherwise covers any of the current or former employees, agents, directors or independent contractors of the Company or their beneficiaries, or
(iv) in which any current or former employees, agents, directors or independent contractors of the Company or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "SELLER PLAN"). Each Seller Plan and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Seller Plan is: (1) a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA; (2) a multiple employer plan within the meaning of Section 413(c) of the Code; (3) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA; (4) a Defined Benefit Plan within the meaning of Section 3(35) of ERISA and subject to Title I, Subtitle B, Part 3 or Title IV of ERISA; (5) a plan or arrangement that provides health or other welfare benefits following retirement or other termination of employment except as required by Section 4980B of the Code and
Part 6 of Title IV of ERISA; or (6) any voluntary employees' beneficiary association under Section 501(c)(9) of the Code.

         3.22 ENVIRONMENTAL MATTERS. Without limiting the foregoing: (i) the Company is not, with respect to any Purchased Asset or the Company's Business, subject to any fine, penalty, judgment (including those for exemplary or punitive damages), settlement payment, or other liability or obligation whatsoever (including those with respect to personal injury, clean-up, removal or remediation, whether under CERCLA or otherwise and including the cost of defending against any allegation of any of the foregoing) which relates to, is based upon or arises from or in connection with any Environmental Law, whether made or asserted by a governmental authority or by a private person, with respect to any acts or omissions occurring, or facts or circumstances existing, on or before the Closing Date and whether or not any such act, omission, condition or circumstance was lawful when it occurred or initially or subsequently existed; and (ii) the Company has, with respect to each Purchased Asset or the Company's Business, obtained, maintained and complied with all permits required by any Environmental Law and has maintained all records and has made all filings required by any Environmental Law with respect to treatment, storage, presence, contamination, generation, transport, emission, discharge or release into the environment of any substance (including solids, liquids and gases) and with respect to the proper disposal of such materials (including solid waste materials and petroleum or any fractions or by-products of them) required for the Company's operations of the Company's Business.

         3.23 CUSTOMER RELATIONS. Except as set forth on Schedule 3.23, to the knowledge of Sellers, there exists no condition or state of facts or circumstances involving the customers, suppliers, distributors or sales representatives of the Company that Sellers can reasonably foresee could adversely affect the Business after the Closing Date.

         3.24 FINDERS' FEES. Except as described in this Section 3.24, no Seller nor any of the officers, directors or employees of any of them has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement. The Seller has engaged the services of Gains, Inc. as a business broker in this matter. All fees owing to Gains, Inc. shall be paid solely by the Seller in accordance with the terms of a separate agreement between the Seller and Gains, Inc. The Seller represents that there is no other person or entity who may have any claim or claims for broker's fees, finder's fees, or any other fees for introducing, negotiating, or consummating this Agreement, and the Seller agrees to hold harmless and indemnify the Buyer for (i) any such claims and (ii) for any claims related to the nonpayment of fees owed to Gains, Inc. in connection with the transactions contemplated by this Agreement or the Other Agreements.

         3.25 BANK ACCOUNTS. Schedule 3.25 lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to such accounts or safe deposit boxes.

         3.26 DISCLOSURE. None of the representations and warranties of Sellers contained herein and none of the information contained in the Schedules referred to in this Article III is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect, and all of such representations and warranties of Sellers, disregarding all qualifications and exceptions contained therein relating to materiality, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on the Business.

         3.27 SECURITIES ACT COMPLIANCE. The Sellers acknowledge that none of the shares of eRCG Common Stock to be delivered to the Company (or to the Shareholder as a result of a distribution or liquidation of the Company) will, at the time of delivery, be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any applicable state securities laws or regulations (with the Securities Act, collectively, the "SECURITIES LAWS"). The Company and the Shareholder represent and warrant that it or he is acquiring shares of eRCG Common Stock for investment, and not with a view toward, or for resale in connection with, a distribution of eRCG Common Stock. The Company and the Shareholder acknowledge that eRCG Common Stock may not be sold, pledged, hypothecated, disposed of, or otherwise transferred or distributed except (i) pursuant to an effective registration statement covering eRCG Common Stock under the Securities Laws, or (ii) pursuant to an exemption from the registration requirements of the Securities Laws.

         3.28 ACCESS TO INFORMATION. The Company and the Shareholder have had access to eRCG's SEC Filings and have otherwise had access to sufficient information about eRCG upon which to analyze the transactions contemplated by this Agreement. The Company and the Shareholder have been given the opportunity to ask questions and receive answers from the officers of eRCG concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of eRCG. The Company and the Shareholder have had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by eRCG in connection with this Agreement and the transactions contemplated hereby.

         3.29 EXPERIENCE; INVESTMENT The Company and the Shareholder have such knowledge and experience in financial and business matters as to enable the Company and the Shareholder (a) to utilize the information made available to the Company and the Shareholder in connection with the transactions contemplated by this Agreement and the Other Agreements, (b) to evaluate the merits and risks associated with the acquisition of eRCG Common Stock pursuant hereto, and (c) to make an informed decision with respect thereto. The Company and the Shareholder have such business and financial experience such that the Buyer and eRCG could reasonably assume the Company and the Shareholder have the capacity to protect its or his own interests in connection with the offer, sale and issuance of eRCG Common Stock. The Company and the Shareholder are financially capable of bearing the risk of loss of any and all consideration surrendered in exchange for the eRCG Common Stock, and acknowledge that an investment in eRCG Common Stock involves a high degree of risk, including a possible total loss of investment, and that the market price of eRCG Common Stock on the Closing Date may not be indicative of its future value. The Company and the Shareholder represent that it or he or she is an "Accredited Investor" within the meaning of Regulation D ("REGULATION D") promulgated by the Commission under the Securities Act. The Company and the Shareholder understand that the officers, directors, attorneys and other advisors of the Buyer and eRCG will rely upon the representations and warranties made by the Company and the Shareholder in this

Agreement in order to establish any necessary exemption from the registration provisions of the Securities Laws.

         3.30 TAX ADVICE The Company and the Shareholder have reviewed with its tax advisors the United States federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the Other Agreements. The Company and the Shareholder are relying solely on such advisors and not on any statements or representations of the Buyer or any of its agents, and understands that it (and not the Buyer or any other person or entity) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement and the Other Agreements.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Sellers, on the date of execution of this Agreement and again as of the Closing Date, with such exceptions, if any, as may be set forth in a Buyer's Disclosure Letter, to which the below Schedule numbers refer, to be delivered by Buyer to Sellers on the date hereof, as follows:

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

         4.2 AUTHORIZATION AND ENFORCEABILITY. This Agreement and each Other Agreement to which Buyer is a party have been duly executed and delivered by and constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms. Each Other Agreement to which Buyer is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Buyer.

         4.3 NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Buyer is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer will: (i) contravene any provision of the Governing Documents of Buyer, or (ii) violate any Law or any judgment or order of any Governmental Body to which Buyer is subject or by which any of the assets of Buyer may be bound or affected. No consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by Buyer of this Agreement or any of the Other Agreements to which Buyer is or is to become a party pursuant to the provisions hereof or the consummation by Buyer of the transactions contemplated hereby or thereby.

         4.4 NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of Buyer, threatened against or affecting Buyer in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Buyer in connection with the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party.

         4.5 FINDERS' FEES. Neither Buyer nor any of the officers, directors or employees of Buyer employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

         4.6 DISCLOSURE. None of the representations and warranties of Buyer contained herein and none of the information contained in the Schedules referred to in this Article IV is false or misleading in any material respect or, except as set forth on Schedule 4.6, omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect, and all of such representations and warranties of Buyer, disregarding all qualifications and exceptions contained therein relating to materiality, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on Buyer.

                                   ARTICLE V
                                CERTAIN COVENANTS

         5.1 CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date, unless Buyer shall otherwise consent in writing, Sellers shall conduct the affairs of the Business as follows:

                  (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted only in the ordinary course and consistent with past practice. Sellers shall maintain the Business consistent with past practice and shall comply in a timely fashion with the provisions of all Contracts and Permits and other agreements and commitments. Each of the Sellers shall use his or its best efforts to keep the Business organization intact, keep available the services of the Company's present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. Sellers shall maintain in full force and effect any policies of insurance insuring the Business or the Purchased Assets, subject only to variations required by the ordinary operations of the Business, or shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

                  (b) PROHIBITED TRANSACTIONS. Sellers shall not, without the prior written consent of Buyer:

                  (i) make any distribution with respect to the Company's capital stock;

                  (ii) organize any subsidiary, acquire any capital stock or other equity securities of any other corporation, or acquire any equity or ownership interests in any business;

                  (iii) cancel or waive any claim or right to sell, transfer, distribute or otherwise dispose of any Purchased Assets, except in the ordinary course of business;

                  (iv) make any capital expenditures relating to the Business in excess of $10,000 in the aggregate or make any new commitments for additions of property, plant or equipment;

                  (v) enter into any contract or commitment relating to the Business or the Purchased Assets, the performance of which may extend beyond the Closing Date, except those made in the ordinary course of business, the terms of which are consistent with past practice;

                  (vi) on behalf of the Company, enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligations;

                  (vii) fail to pay any Liability or charge relating to the Business or the Purchased Assets when due, other than Liabilities contested in good faith by appropriate proceedings;

                  (viii) on behalf of the Company, incur any debt, liability or obligation, other than current Liabilities incurred in the ordinary and usual course of the Business, or pay any debt, liability or obligation of any kind other than current Liabilities and current maturities of long term debt;

                  (ix) mortgage, pledge or otherwise encumber any Purchased Asset, except in the ordinary and usual course of the Business;

                  (x) sell, lease, transfer or dispose of any of the Purchased Assets;

                  (xi) amend the Company's Articles of Incorporation or Bylaws;

                  (xii) take any action that is reasonably likely to result in the occurrence of any event described in Section 3.7;

                  (xiii) take any action or omit to take any action that will cause a breach or termination of any Permit or Contract, other than termination by fulfillment of the terms thereunder;

                  (xiv) change the Company's authorized or issued capital stock or issue any security rights with respect to shares of its capital stock;

                  (xv) make, change or revoke any Tax election or make any agreement or settlement with any taxing authority relating to or affecting the Business or the Purchased Assets;

                  (xvi) increase any employee's salary, wages, benefits or bonus (other than regular and normal salary increases) or increase the number of employees of the Company; or

                  (xvii) enter into any agreement to do any of the things described in clauses (i) through (xvi).

                  (c) ACCESS, INFORMATION AND DOCUMENTS. Sellers shall give to Buyer and to the employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) of Buyer access during normal business hours, and in a manner so as not to unreasonably interfere with the normal business operations of Sellers, to all of the properties, books, Tax Returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their work papers concerning the Business) of the Business and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the Business as Buyer may reasonably request.

         5.2 PUBLICITY. No party shall issue any press release or otherwise make any announcements to the public or to the employees of the Company with respect to this Agreement or any Other Agreement without the prior written consent of the other parties, except as required by Law. Without limiting the generality of the foregoing sentence, the identity of Buyer or Sellers and the terms of this transaction shall in no event be disclosed publicly to any other party (other than an agent or advisor to a party) without the written consent of all the parties.

         5.3 FULFILLMENT OF AGREEMENTS. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other parties under Article VI that are not beyond its reasonable control to be satisfied on or prior to the Closing Date and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Sellers shall, prior to Closing, obtain the consents referred to in Section 3.4.

         5.4      CERTAIN TRANSITION MATTERS.

                  (a) COLLECTION OF ACCOUNTS RECEIVABLE. Sellers agree that Buyer, from and after the Closing, shall have the right and authority to collect for Buyer's own account all accounts receivable and other items that shall be transferred to Buyer as provided herein.

                  (b) ENDORSEMENT OF CHECKS. From and after the Closing, Buyer shall have the right and authority to retain and endorse without recourse the names of Sellers on any check or any other evidences of indebtedness received by Buyer on account of the Business and any Purchased Asset transferred to Buyer hereunder.

                  (c) REMIT FUNDS; CHANGE OF ADDRESS NOTIFICATION. After the Closing, Sellers shall (i) promptly transfer and deliver to Buyer any cash or other property (including all checks for fees related to the security monitoring contracts included in the Purchased Assets), if any, that any Seller may receive related to the Business or the Purchased Assets and (ii) at such time as Buyer has obtained a lease for its place of business in Atlanta, Georgia, provide notification of Buyer's address at such leased place of business to all customers, suppliers and other parties having contracts with the Company included in the Purchased Assets and provide for a change of address of Seller with the post office.

                  (d) ASSUMED LIABILITIES CONTROLLED BY BUYER. From and after the Closing, Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability, and Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto. Sellers shall notify Buyer immediately of any claim made with respect to any Assumed Liability and shall not, except with the prior written consent of Buyer, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. Sellers shall cooperate with Buyer in connection with any negotiations or proceedings involving any Assumed Liability.

         5.5 SEVERANCE AND TERMINATION PAYMENTS. Sellers agree to pay, perform and discharge any and all severance payments and other Liabilities with respect to employees of the Business that result from the consummation of the transactions contemplated by this Agreement or the transfer of the Purchased Assets and Assumed Liabilities hereunder, or that are otherwise owing to employees of the Company on or before the Closing, and indemnify and hold harmless Buyer and its directors, officers and Affiliates from and against any and all Losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any Liabilities referred to in this Section 5.5.

         5.6 COMPANY'S EMPLOYEES. Except as contemplated by that certain Employment and Non-Competition Agreement by and between Buyer and the Shareholder substantially in the form of Exhibit D attached hereto (the "EMPLOYMENT AND NON-COMPETITION AGREEMENT"), Buyer shall have the right, but not the obligation, to employ any or all of the employees of the Company after the Closing Date.

         5.7 INSURANCE. Following the Closing, Sellers shall, to the extent that coverage under any of the insurance policies extends to include the Business or the Purchased Assets in respect of claims or occurrences prior to the Closing, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as occurs by virtue of the filing of claims in the ordinary course under such insurance policies; (ii) pay when due any premiums under such policies for such periods, including retrospective or retroactive premium adjustments; and (iii) use their best efforts to assist in filing and processing claims under, and otherwise cooperate with Buyer to allow it in its own name, or on behalf of Sellers, to obtain all coverage benefits applicable to the Business or the Purchased Assets under such insurance policies, including the execution of assignments or powers of attorney for the benefit of Buyer. Any proceeds of insurance paid by an insurer to a Seller for claims made in accordance with this Section shall be promptly paid to Buyer.

         5.8 ASSISTANCE. For a period of four (4) weeks following the Closing Date, Sellers shall cooperate with and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of the Purchased Assets and Assumed

Liabilities and to avoid any undue interruption in the activities and operations of the Business following the Closing Date.

         5.9      WORKERS' COMPENSATION AND DISABILITY CLAIMS

                  (a) COMPANY'S LIABILITY. The Company shall remain liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of its employees attributable to injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

                  (b) BUYER'S LIABILITY. Buyer shall be liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all employees of the Company hired by Buyer attributable to injuries, claims, conditions, events and occurrences first occurring after such employees and the Shareholder are properly enrolled in, and applicable waiting periods if any have lapsed, the appropriate benefit plans of Buyer or its Affiliates.

         5.10 TAX RETURNS. The Company shall prepare and file all of its Tax Returns (including any amendments thereto) with respect to any taxable period ending on or prior to the Closing Date and shall pay all Taxes with respect to which the Company is liable for any period prior to the Closing Date.

         5.11     RESTRICTIONS ON SECURITIES.

The shares of eRCG Common Stock to be delivered in connection with this Agreement will be issued to the Company in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof, Regulation D promulgated thereunder, or other private offering exemptions, and similar or other exemptions under applicable state securities laws and Buyer is relying on the representations of the Company and the Shareholder with respect to such exemptions.

The shares of eRCG Common Stock, if any, to be delivered by eRCG in connection with this Agreement will be subject to the terms, conditions and limitations provided in Section 5.15 hereof.

The Company, the Shareholder and each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) the Company, the Shareholder or such Holder, as applicable, shall have notified eRCG in writing of the proposed disposition and shall have furnished eRCG with a detailed statement of the circumstances surrounding the proposed disposition and the proposed transferee agrees in writing to be subject to all restrictions set forth in Sections 5.11 and 5.15 hereof and (B) if reasonably requested by eRCG, the Company, the Shareholder or such Holder, as applicable, shall have furnished eRCG with an opinion of counsel, reasonably satisfactory to eRCG, that such disposition will not require registration of such shares under the Securities Act.

The Company and the Shareholders understand and agree that stop transfer instructions with respect to any shares of eRCG Common Stock issued by eRCG pursuant to this Agreement will be given to eRCG's transfer agent and that there will be placed on the certificates for such shares legends stating in substance as follows:

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, sold, transferred, assigned, pledged or otherwise disposed of unless registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or unless (1) an exemption from such registration is available and (2) the issuer of such securities has received an opinion of counsel satisfactory to it (both as to the opinion and such counsel) stating that such registration is not required under the Securities Act of 1933 and the applicable laws of such other states.

          Certain rights, obligations and restrictions are imposed on the shares represented by this certificate by an Asset Purchase Agreement among eRCG, Lifestyle Technologies Atlanta, Inc., Greater Atlanta Alarm Services, Inc., Glenda Watson and David Watson, the shareholder of Greater Atlanta Alarm Services, Inc., and any amendments thereto, copies of which are available at eRCG's offices. The transfer, encumbrance or other disposition of such shares in contravention of such agreements is null and void. Any transferee of such shares (but only as to such transfers that are permitted by such agreements) shall be bound by such agreements.

Each of the legends set forth in Section 5.11(c) will also be placed on any certificate representing securities issued subsequent to the original issuance of eRCG Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as eRCG Common Stock issued to the Company and the Shareholder of the Company pursuant to this Agreement has not been registered or transferred in such manner to justify the removal of the legend therefrom.

         5.12 NON-SOLICITATION. From the date hereof until the Closing Date or until this Agreement is terminated or abandoned, the Sellers will not, and will direct the officers, directors, financial advisors and counsel of the Company not to, directly or indirectly: (i) solicit, initiate or encourage submission of proposals or offers from any person other than Buyer relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, the Company (an "ACQUISITION PROPOSAL"); or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than Buyer and its representatives, any information with respect to, or otherwise cooperate in any way or assist, facilitate or encourage, any Acquisition Proposal by any person other than Buyer. If, notwithstanding the foregoing, the Sellers or any of their representatives should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, the Sellers shall promptly inform Buyer.

         5.13 CONSULTANT ENGAGEMENT; CONSULTANT COVENANTS. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Consultant, including Buyer's purchasing substantially all of the assets of the Company, the consummation of which will directly benefit the Consultant, and, in order to protect the business of Buyer for which Buyer is paying the consideration set forth in Section 2.5, Buyer is requiring the Consultant to agree to be bound by the restrictive covenants set forth below. Accordingly, the Buyer and Consultant, intending to be legally bound, hereby agree as follows:

                  (a) DUTIES AND RESPONSIBILITIES. Buyer hereby agrees to engage Consultant as a consultant and advisor of Buyer for a period of 30 days from and after the Closing Date (the "TERM"). Consultant shall be available during the Term to assist the Buyer with the transition of all pertinent administrative information to Buyer's personnel (including billing, payroll, security contracts, and customer databases). During the Term, Consultant shall devote her time, energy and skill to the discharge of projects assigned to her from time to time and to the promotion of Buyer's interests, and Consultant acknowledges that she has a duty of loyalty to Buyer and shall not, during the Term, engage in, directly or indirectly, any other business or activity whether or not for pecuniary gain, that could materially and adversely affect Buyer's business or Consultant's ability to perform her duties under this Section 5.13.

                  (b) COMPENSATION. For all services to be rendered by Consultant under this Section 5.13, Buyer shall pay Consultant a consulting fee of TWO THOUSAND TWO HUNDRED and NO/100 DOLLARS ($2,200.00) at the end of the Term. The Buyer shall not withhold any amounts for taxes from the payments under this Section 5.13(b). The Consultant agrees that she is responsible for any personal federal and state tax liabilities arising as a result of the payments under this Section 5.13(b) and further agrees to indemnify and hold harmless the Buyer for any such taxes and penalties assessed because the Consultant failed to pay timely the taxes due on such payments.

                  (c) PLACE OF EMPLOYMENT. Consultant shall be entitled to reside and perform her duties in Atlanta, Georgia.

                  (d) CONFIDENTIALITY OF CONSULTANT. Consultant recognizes the interest of Buyer in maintaining the confidential nature of the proprietary and other business and commercial information acquired pursuant to Consultant's employment with the Company and consulting engagement hereunder. In connection therewith, Consultant covenants that during the Term, and for a period of two
(2) years thereafter (except as set forth in Section 5.13(f) hereof), Consultant shall not, directly or indirectly, except as authorized in writing by the Board of Directors of Buyer, publish, disclose or use for her own benefit or for the benefit of a business or entity other than Buyer or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Consultant during her employment with the Company or consulting engagement hereunder, relating to the Company, the Buyer or any of its or their affiliates' businesses, operations, customers, suppliers, products, employees, financial information, budgets, practices, strategies, prices, methods, technology, know-how, intellectual property, documentation, concepts, improvements, plans, research and development, leads and/or marketing materials, records, files, databases, accounting journals, accounts receivable records, business plans and other similar information (the "CONFIDENTIAL INFORMATION"); provided, however, Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a breach of this
Section 5.13; (ii) is disclosed with the prior written consent of Buyer; (iii) becomes available to a competitor of Buyer on a non-confidential basis from a source other than Consultant, which source is not prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation to Buyer; or (iv) is independently developed by a competitor of Buyer. Consultant will abide by Buyer's policies and regulations, as established from time to time, for the protection of its Confidential Information.

                  (e) TRADE SECRETS. Consultant shall not, at any time, either during or after the Term, use or disclose any "Trade Secrets" (as defined by the Georgia Trade Secrets Act of 1990) of Buyer, its parent or their affiliates or subsidiaries, except in fulfillment of her duties as a consultant, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form. Notwithstanding anything to the contrary contained herein, Consultant shall not be prohibited hereunder from disclosing Trade Secrets if, in the written opinion of counsel for Consultant, such disclosure is required by applicable law, in which event Consultant shall provide Buyer with prompt written notice of such request and shall take all reasonable action requested by Buyer to obtain confidential treatment of such Trade Secrets.

                  (f) SURRENDER OF RECORDS. Consultant shall provide Buyer with notice of any inadvertent disclosure of Confidential Information. Consultant acknowledges that all Confidential Information is and shall remain the sole property of Buyer and/or such affiliated entity and shall, at the end of the Term, or upon the request of Buyer, turn over to Buyer all Confidential Information, without retaining notes or copies thereof (together with a written statement certifying as to her compliance with the foregoing).

                  (g) NON-SOLICITATION OF CLIENTS/EMPLOYEES. During the Term, and for the two (2) year period thereafter, Consultant shall not, directly or indirectly:

                           (1)      solicit or acquire, or attempt to solicit or
acquire any business from any individual or entity that was a customer or client of the Company or the Buyer or its or their parent, subsidiaries or affiliates during the two (2) year period ending on the last day of the Term, or actively sought after prospective clients, for the purpose of providing services or products to such customer or client which are competitive with the services or products offered or provided by the Company; provided, however, nothing herein shall preclude Consultant from holding not more than one-percent (1%) of the outstanding equity of any company, so long as Consultant does not, in fact, have the power to participate in controlling or directing the management of such company other than by such voting equity; or

                           (2)      employ, induce, solicit or attempt to
solicit for employment, or assist others in employing, inducing or soliciting for employment, any individual who is or was an employee or independent contractor of Buyer, its parent, their subsidiaries or affiliates at any time during the two (2) year period ending on the last day of the Term in an attempt to have any such individual work for Consultant, or any other individual or entity in the Business.

                  (h) NON-COMPETITION. During the Term, and for the two (2) year period thereafter, Consultant shall not, without the prior written consent of the Board of Buyer, which consent may be withheld at the sole discretion of the Board, directly or indirectly, in her individual capacity as owner, director, member, officer, employee, consultant or agent, or on behalf of any other individual, partnership, corporation, limited liability company or other entity, engage in or be associated with any business that, directly or indirectly, competes with Buyer, its parent, their subsidiaries or affiliates in the Business in any geographic area in which Buyer conducts the Business. Nothing herein shall preclude Consultant from holding not more than one-percent (1%) of the outstanding equity of any company, so long as Consultant does not, in fact, have the power to participate in controlling or directing the management of such company other than by such voting equity.

                  (i)      ACKNOWLEDGMENT OF REASONABLENESS/ENFORCEMENT/TOLLING.

                           (1)      The existence of any claim or cause of
action by Consultant against Buyer predicated on this Section 5.13 or otherwise, shall not constitute a defense to the enforcement by Buyer of these covenants. Consultant acknowledges and confirms (i) that the restrictions contained herein are fair and reasonable and not the result of overreaching, duress, or coercion of any kind, and (ii) that Consultant's full, uninhibited, and faithful observance of each of the covenants contained in this Section 5.13 will not cause Consultant any undue hardship, financial or otherwise. In the event that any court shall formally hold that the restrictions in this Section 5.13 are unreasonable, Consultant hereby expressly agrees that the restrictions shall not be rendered void, but shall apply to the extent that such court may judicially determine or indicate constitutes a reasonable restriction.

                           (2)      Consultant acknowledges that the services to
be rendered by Consultant hereunder are extraordinary and unique and are vital to the success of Buyer, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Section 5.13 by Consultant. Therefore, in the event of a breach or threatened breach by Consultant of any provision of this Section 5.13, Buyer shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

                           (3)      In the event Buyer should bring any legal
action or other proceeding for the enforcement of this Section 5.13, the time for calculating the non-solicitation period, the non-competition period or terms of any other restriction herein shall not include the period of time commencing with the filing of the legal action or other proceeding to enforce the terms of this

Section 5.13 through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

         5.14 EFFORTS REGARDING POTENTIAL CUSTOMERS. The Shareholder shall put forth his best efforts to secure a contractual relationship between Buyer and each of Peachtree Residential Properties, Ryland Homes and Venture Homes.

         5.15     REGISTRATION RIGHTS.

                  (a)      ERCG REGISTRATION.

                           (1)      REGISTRATION STATEMENT. eRCG hereby agrees
that within one-hundred and eighty days (180) from the closing of the transactions contemplated in this Agreement, it shall cause to be filed with the SEC a registration statement on Form S-3 (except if eRCG is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and prior to such filing eRCG will:

                                    (i)      promptly give to each Holder
written notice thereof, which notice briefly describes the Holders' rights under this Section 5.15(a) (including notice deadlines); and

                                    (ii)     use its commercially reasonable
efforts to include in such registration (and any related filing or qualification under applicable blue sky laws; provided, however, eRCG shall not be obligated to effect any registration statement in any jurisdiction in which it would be required to qualify to do business or execute a general consent to service of process), and in any underwriting involved therein, 50% of the Registrable Securities.

                           (2)      UNDERWRITING. If the registration of which
eRCG gives notice is for a registered public offering involving an underwriting, eRCG shall so advise the Holders by written notice. In such event, the right of any Holder to registration pursuant to this Section 5.15(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with eRCG and the other holders of securities of eRCG with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by eRCG.

                           Notwithstanding any other provision of this
Section 5.15(a), if the representative of the underwriters advises eRCG in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. eRCG shall so advise all Holders, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to eRCG for securities being sold for its own account and thereafter the Registrable Securities so included will be apportioned pro rata among the selling Holders according to the total number of Registrable Securities entitled to be included therein (without regard to the number of Registrable Securities actually requested to be included therein) owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders. For purposes of the preceding sentence, for any selling Holder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder" and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of share carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. If any person does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from eRCG or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           (3)      RIGHTS OF OTHER STOCKHOLDERS. Each Holder
acknowledges that eRCG has granted or may grant similar or superior registration rights to Other Stockholders and eRCG may or may not file with the SEC one or more registration statements covering the resale of securities of eRCG held by such Other Stockholders (including registration statements filed in connection with private placements and acquisitions commenced by eRCG prior to the date hereof) and eRCG may, but is not obligated to, offer to include in such registration statement the Registrable Securities held by the Holders, provided that eRCG does offer to include 50% of the Registrable Securities of the Holders in a registration statement filed with the SEC within the one hundred and eighty day (180) period discussed in Section 5.15(1) above.

                  (b) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5.15(a) hereof shall be borne by eRCG. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

                  (c) REGISTRATION PROCEDURES. In the case of each registration affected by eRCG pursuant to Section 5.15(a) hereof, eRCG will keep each Holder advised in writing as to the initiation of each registration. At its expense, eRCG will use its commercially reasonable efforts to:

                           (1)      prepare and file with the SEC such
amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (2)      furnish such number of prospectuses and
other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                           (3)      notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing and each Holder agrees that, upon receipt of such notice, to discontinue disposition of Registrable Securities until the Holder receives copies of the supplemented or amended prospectus; provided, however, eRCG shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of eRCG has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of eRCG in the circumstances and is not otherwise required under applicable law (including applicable securities laws); and provided, further, such obligation shall continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which the prospectus forms a part or (ii) withdrawal of such registration statement.

                           (4)      cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by eRCG are then listed or included;

                           (5)      provide a transfer agent and registrar for
all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                           (6)      otherwise use its commercially reasonable
efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (d)      INDEMNIFICATION.

                           (1)      eRCG will indemnify each Holder and its
officers, directors, partners, legal counsel, accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 5.15, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any material violation by eRCG of the Securities Act or any rule or regulation thereunder applicable to eRCG or relating to action or inaction required of eRCG in connection with any such registration, qualification, or compliance, and will reimburse each such Holder and its officers, directors, partners, legal counsel, accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that eRCG will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to eRCG by such Holder (or its officers, directors, partners, legal counsel, accountants or a person controlling such Holder) or underwriter for use therein. It is agreed that the indemnity agreement contained in this Section 5.15(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of eRCG (which consent shall not be unreasonably withheld). The indemnity agreement contained in this paragraph shall not apply to the extent that any loss, claim, damage, liability or action results from the fact that a current copy of the registration statement or prospectus was not sent or given to a proposed transferee asserting any such expenses, loss, claim, damage or liability at or prior to the written confirmation of the Registrable Securities if it is determined that eRCG provided such registration statement or prospectus to such selling Holder in a timely manner prior to such sale and it was the responsibility of the selling Holder under the Securities Act to provide the proposed transferee with a current copy of the registration statement or prospectus and such registration statement or prospectus would have cured the defect giving rise to such expense, loss, claim, damage or liability.

                           (2)      Each Holder will, if Registrable Securities
held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify eRCG, each of its directors, officers, partners, legal counsel, accountants and each underwriter, if any, of eRCG's securities covered by such a registration statement, each person who controls eRCG or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse eRCG and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to eRCG by such Holder for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                           (3)      Each party entitled to indemnification under
this Section 5.15(d) (the "INDEMNIFIED PARTY FOR REGISTRATION PURPOSES") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY FOR REGISTRATION PURPOSES") promptly after such Indemnified Party for Registration Purposes has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party for Registration Purposes to assume the defense of such claim or any litigation resulting therefrom, provided that one (1) counsel for the Indemnifying Party for Registration Purposes, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party for Registration Purposes (whose approval shall not unreasonably be withheld), and the Indemnified Party for Registration Purposes may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party for Registration Purposes to give notice as provided herein shall not relieve the Indemnifying Party for Registration Purposes of its obligations under this Section 5.15(d), to the extent such failure is not prejudicial. No Indemnifying Party for Registration Purposes, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party for Registration Purposes, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party for Registration Purposes from all liability in respect to such claim or litigation. Each Indemnified Party for Registration Purposes shall furnish such information regarding itself or the claim in question as an Indemnifying Party for Registration Purposes may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (4)      If the indemnification provided for in this
Section 5.15(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party for Registration Purposes with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party for Registration Purposes, in lieu of indemnifying such Indemnified Party for Registration Purposes hereunder, shall contribute to the amount paid or payable by such Indemnified Party for Registration Purposes as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party for Registration Purposes on the one hand and of the Indemnified Party for Registration Purposes on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party for Registration Purposes and of the Indemnified Party for Registration Purposes shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party for Registration Purposes or by the Indemnified Party for Registration Purposes and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (5)      Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party for Registration Purposes and the Indemnified Party for Registration Purposes in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (e) INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to eRCG such information regarding such Holder and the distribution proposed by such Holder as eRCG may reasonably request in writing and the furnishing of such information shall be a condition precedent to the obligations of eRCG to take action in connection with any registration, qualification, or compliance referred to in this Section 5.15.

                  (f) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, eRCG agrees to use its commercially reasonable efforts to:

                           (1)      make and keep adequate public information
regarding eRCG available as those terms are understood and defined in Rule 144 after the effective date of a registration statement;

                           (2)      file with the SEC in a timely manner all
material reports and other documents required of eRCG under the Securities Act; and

                           (3)      so long as a Holder owns any Restricted
Securities, furnish to the Holder forthwith upon written request a written statement by eRCG as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of a registration statement filed by eRCG) and of the Securities Act, a copy of the most recent annual or quarterly report of eRCG, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

                  (g)      "MARKET STAND-OFF" AGREEMENT.

                           (1)      Each Holder hereby agrees that, during the
period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by eRCG and an underwriter of eRCG Common Stock or other securities of eRCG, following the effective date of a registration statement of eRCG filed under the Securities Act, it shall not, to the extent requested by eRCG and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of eRCG held by it at any time during such period except eRCG Common Stock included in such registration.

                           (2)      To enforce the foregoing covenant, eRCG may
impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 5.15.

                  (h) TERMINATION OF REGISTRATION RIGHTS. The registration rights granted under this Section 5.15 shall terminate and be of no further force and effect if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

         5.16 RESTRICTION ON SALES OF ERCG COMMON STOCK. The Company, the Shareholder and each Holder hereby agrees that for a period commencing on the Closing Date and ending on the three (3) year anniversary thereof, the number of shares of eRCG Common Stock sold by or for the account of such Holder (whether or not (i) such shares are now owned by such Holder or are acquired by such Holder after the date hereof or (ii) such shares are restricted or unrestricted securities under applicable Securities Laws) on any day (the "SALES DATE") shall not exceed ten percent (10%) of the average five (5) day reported volume of trading of eRCG's Common Stock on all national securities exchanges and/or reported through the automated evaluation system of a registered securities association on the day preceding the Sales Date.

         5.17 VEHICLE TRANSFER. Buyer and Seller shall cooperate to effect, within 120 days of the Closing Date, (i) the refinance of all loans associated with the two (2) 1999 GMC Safari Vans described in Schedule 2.3 (the "VANS") and
(ii) the transfer of title to the Vans from the Company to Buyer. Sellers shall indemnify and hold Buyer harmless against any and all claims or losses associated with any failure to transfer title to the Vans from the Company to Buyer.

                                   ARTICLE VI
                       CONDITIONS TO CLOSING; TERMINATION

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part at the option of Buyer:

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Sellers contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Sellers shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them at or before the Closing.

                  (b) NO LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Buyer's ownership of the Purchased Assets or assumption of the Assumed Liabilities, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

                  (c) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the results of operations, commercial relationships, Liabilities, prospects or condition, financial or otherwise, of the Business.

                  (d) COMPLIANCE WITH ENVIRONMENTAL LAWS. Buyer shall have obtained satisfactory assurances from Sellers that all matters relating to compliance with Environmental Laws by Sellers or the Business, or any Related Party, have been resolved, attended to or otherwise addressed so that the Business is in compliance with all applicable Environmental Laws prior to the Closing Date.

                  (e) CLOSING CERTIFICATE. Sellers shall have delivered a certificate, dated the Closing Date, in such detail as Buyer shall reasonably request, certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) of this Section 6.1. Such certificate shall constitute a representation and warranty of Sellers with regard to the matters therein for purposes of this Agreement.

                  (f) CLOSING DOCUMENTS. Buyer shall have received the other documents referred to in Section 6.3(a). All agreements, certificates, opinions and other documents delivered by Sellers to Buyer hereunder shall be in form and substance reasonably satisfactory to Buyer.

                  (g) CONSENTS. Sellers shall have received (i) the consents, approvals and actions of the Persons referred to in Section 3.4 and
(ii) all consents necessary to the assignment by Sellers to Buyer of all Contracts (including all of the monitoring contracts included in the Purchased Assets).

                  (h) LOANS AND OTHER OBLIGATIONS; LIEN RELEASE . All loans or other obligations due to or from any Shareholder or Related Party in connection with the Business shall be repaid in full or canceled prior to the Closing Date, and, except for those loans associated with two 1999 GMC Safari Vans referenced in Schedule 2.3, all third party indebtedness of the Business (including all indebtedness to Wachovia Bank, N.A.), other than normal accruals and trade accounts payable incurred in the ordinary course of business and acceptable to Buyer shall be repaid in full by the Sellers prior to the Closing Date. The Seller shall have satisfied, and Buyer shall have received evidence (including UCC-3 termination statements and letters of release) of the satisfaction of all of the Sellers' indebtedness to Wachovia Bank, N.A. secured by the Purchased Assets.

                  (i) NON-COMPETITION AGREEMENTS. Buyer shall have entered into, or be assigned from the Company, Non-Competition Agreements with certain key employees of the Company.

                  (j) EMPLOYMENT AND NON-COMPETITION AGREEMENT. Buyer shall have entered into the Employment and Non-Competition Agreement with the Shareholder, substantially in the form attached hereto as Exhibit D.

                  (k) PERMITS; AMERICAN STOCK EXCHANGE APPROVAL. Buyer shall have verified or obtained all required or appropriate Permits, licenses, franchises, authorizations and approvals to conduct the Business as presently conducted. eRCG shall have filed, and received approval of, an Additional Listing Application covering the eRCG Common Stock with the American Stock Exchange.

                  (l) OTHER ASSESSMENTS AND REVIEWS. Buyer shall be satisfied with its review of all matters relating to Sellers and the Business including, without limitation, (i) all contracts, agreements, warranties, leases, licenses and Permits relating to the Company or the Business, (ii) the financial status of the Company, (iii) all of the Company's books and records,
(iv) the customer and supplier relationships of the Company and (v) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.

                  (m) INVESTOR QUESTIONNAIRES The Company and the Shareholder shall each have executed an investor questionnaire (the "INVESTOR QUESTIONNAIRE"), which will be used to verify the status of the Company and the Shareholder as Accredited Investors, as defined by the Securities Act.

                  (n) BOARD AND SHAREHOLDER APPROVAL. This Agreement shall have been approved by the Board of Directors and shareholders of the Company.

                  (o) AUDITED FINANCIAL STATEMENTS. Buyer shall have received the audited balance sheets and income statements for the Company at December 31, 1999, and December 31, 2000, and for the years then ended, in form and substance reasonably satisfactory to Buyer, from an accounting firm which consents to the inclusion of such audited financial statements in the Buyer's SEC filings.

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligation of Sellers to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at the Closing of the following conditions, any one or more of which may be waived in whole or in part at the option of Sellers:

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not so qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

                  (b) NO LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.

                  (c) CLOSING CERTIFICATE. Buyer shall have delivered a certificate, dated the Closing Date, in such detail as Sellers shall reasonable request, certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this Section 6.2. Such certificate shall constitute a representation and warranty of Buyer with regard to the matters therein for purposes of this Agreement.

                  (d) CLOSING DOCUMENTS. Sellers shall have received the other documents referred to in Section 6.3(b). All agreements, certificates, opinions and other documents delivered by Buyer to Sellers hereunder shall be in form and substance reasonably satisfactory to the Sellers.

                  (e) BOARD APPROVAL. This Agreement shall have been approved by the Board of Directors of Buyer and eRCG.

         6.3      DELIVERIES AND PROCEEDINGS AT CLOSING.

                  (a) DELIVERIES BY SELLERS. Sellers shall deliver or cause to be delivered to Buyer at the Closing:

                           (i)      A general warranty bill of sale and
instrument of assignment to the Purchased Assets, in a form acceptable to Buyer, duly executed by the Company.

                           (ii)     Assignments of all transferable or
assignable licenses, Permits and warranties relating to the Purchased Assets and of any trademarks, trade names, patents, patent applications and other Intellectual Property, duly executed by Sellers and in forms acceptable to Buyer.

                           (iii)    Title certificates to any motor vehicles
included in the Purchased Assets, duly executed by the Company (together with any other transfer forms necessary to transfer title to such vehicles).

                           (iv)     Certificate of the appropriate public
official to the effect that the Company is a validly existing corporation in good standing in its jurisdiction of incorporation, as of a date not more than 10 days prior to the Closing Date.

                           (v)      Incumbency and specimen signature
certificate dated the Closing Date, signed by the officers of the Company and certified by the Secretary of the Company.

                           (vi)     True and correct copies of (A) the Governing
Documents (other than the bylaws) of the Company as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of the Company's jurisdiction of incorporation, and (B) the bylaws of the Company as of the Closing Date, certified by the Secretary of the Company.

                           (vii)    Certificate of the Secretary of the Company
(A) setting forth all resolutions of the Board of Directors of the Company and, if necessary, the Shareholder of the Company, authorizing the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby, and (B) to the effect that the Governing

Documents of the Company delivered pursuant to Section 6.3(a)(vi) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

                           (viii)   General releases executed by the Sellers and
the officers and directors of the Company releasing all Liability of the Company to them and any claim that they or any of them may have against the Company.

                           (ix)     The opinion of Edward F. Danowitz, legal
counsel to Sellers, in substantially the form of Exhibit E.

                           (x)      Employment and Non-Competition Agreement of
the Shareholder.

                           (xi)     A cashier's or certified check drawn by the
Company to the order of Buyer in the aggregate amount of all of the Company's cash on hand and in banks, less an amount equal to (a) all uncleared checks that have been drawn by the Company prior to the Closing in payment of any Assumed Liabilities (and the Company shall retain in such banks amounts equal to the amounts of such uncleared checks) and (b) such amounts retained as a portion of the Purchase Price pursuant to Section 2.8.

                           (xii)    Investor Questionnaires of the Company and
the Shareholder.

                           (xiii)   Such other agreements and documents as Buyer
may reasonably request.

                           (xiv)    The Audited Financial Statements.

                           (xv)     A UCC-3 termination statement and letter of
release evidencing the termination of the Sellers' obligations to Wachovia Bank, N.A. secured by the Purchased Assets.

                  (b) DELIVERIES BY BUYER. Buyer shall deliver or cause to be delivered to Sellers at the Closing:

                           (i)      The Purchase Price.

                           (ii)     The Assumption Agreement.

                           (iii)    Certificate of the Secretary of Buyer
setting forth all resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated thereby.

                           (iv)     The Promissory Note.

         6.4      TERMINATION.

                  (a) MUTUAL CONSENT; FAILURE OF CONDITIONS. Except as provided in Section 6.4(b), this Agreement may be terminated prior to Closing by: (i) mutual consent of Buyer and

Sellers; (ii) Buyer, if any of the conditions specified in Section 6.1 hereof shall not have been fulfilled by July 20, 2001, and shall not have been waived by them or (iii) Sellers, if any of the conditions specified in Section 6.2 hereof shall not have been fulfilled by July 20, 2001 and shall not have been waived by them. In the event of termination of this Agreement by either Buyer or Sellers pursuant to clause (ii) or (iii) of the immediately preceding sentence, Buyer, on the one hand, and Sellers, on the other hand, shall be liable to the other for any breach hereof by such parties, which breach led to such termination, and the rights and obligations of the parties set forth in Sections 7.2, 7.3 and 8.1 shall survive such termination. Buyer and Sellers shall also be entitled to seek any other remedy to which they may be entitled at law or in equity in the event of such termination, which remedies shall include injunctive relief and specific performance. Notwithstanding the foregoing, in the event that this Agreement is terminated by any party hereto pursuant to clause (ii) or
(iii) of the first sentence of this Section solely as a result of a breach by another party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then the remedy of the party terminating this Agreement shall be limited solely to recovery of all of such party's costs and expenses incurred in connection therewith.

                  (b) CASUALTY DAMAGE. Notwithstanding anything else herein to the contrary, if prior to the Closing the Purchased Assets (or any portion thereof) are damaged by fire or any other cause, for which the reasonable estimate of the immediate repair is more than $25,000, Buyer at its option, which may be exercised by written notice given to Sellers within thirty (30) business days after receipt of notice of such loss, may declare this Agreement null and void, or close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible that shall be paid by Buyer and assignment to Buyer of the proceeds from any insurance carried by any Seller covering such loss. If prior to the Closing the Purchased Assets (or any portion thereof) are damaged by fire or any other cause, for which the reasonable estimate of the immediate repair is $25,000 or less, such event shall not excuse Buyer from its obligations under this Agreement, but the Purchase Price shall be reduced by an amount equal to the amount of such cost, or by the amount of any applicable insurance deductible paid by Buyer, with an assignment to Buyer of the proceeds from any insurance carried by any Seller covering such loss.

                                  ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article VII. The representations and warranties set forth in Articles III and IV are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein.

         7.2 INDEMNIFICATION BY SELLERS. Sellers shall jointly and severally indemnify, defend, save and hold harmless Buyer and its officers, directors, employees, agents and Affiliates (collectively, "BUYER INDEMNITEES") from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to, required to be paid by, or incurred by, any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for (i) a breach of any representation or warranty made by Sellers in this Agreement, in any certificate or document furnished pursuant hereto by Sellers or in any Other Agreement to which any Seller is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Sellers in or pursuant to this Agreement or in any Other Agreement to which any Seller is or is to become a party, (iii) any Retained Liability, (iv) noncompliance with or a violation of, and any Buyer Damages with respect to, Environmental Laws, (v) any liability under any warranty (express or implied), guarantee or other similar promise, or any contract or agreement, given, issued, made or entered into by any Seller (relating to the Business or the Purchased Assets) on or before the Closing Date, or implied with respect to any such warranty, guaranty, contract or agreement, or (vi) any liability of the Business, whether due or to become due, existing on the Closing Date or arising out of any transaction entered into prior to the Closing Date.

         7.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, save and hold harmless Sellers and their respective officers, directors, employees, agents and Affiliates (collectively, "SELLER INDEMNITEES") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "SELLER DAMAGES") asserted against, imposed upon, resulting to, required to be paid, or incurred by, any Seller Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or in any Other Agreement to which Buyer is a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement or in any Other Agreement to which Buyer is a party, or (iii) any Assumed Liability.

         7.4 NOTICE OF CLAIMS. If any Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article VII, such Indemnified Party shall notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any


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

notice required by this Section shall not affect any of such party's rights under this Article VII or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

         7.5 THIRD PARTY CLAIMS. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit that it agrees in writing is subject to indemnification pursuant to the terms of this Article VII, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes to conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; and (iii) the Indemnifying Party shall not consent to any settlement for any amount greater than the total amount that would be available to the Indemnified Party pursuant to a valid claim for indemnification under the terms of this Agreement. To the extent the Indemnifying Party elects not to defend such proceeding (and the Indemnifying Party hereby agrees to give prompt notice of such decision to the Indemnified Party or in any event within five (5) days after receipt of notice) and the Indemnified Party defends against such proceeding or otherwise deals with such proceeding, the Indemnified Party may retain counsel and control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand. The costs of the Indemnified Party in undertaking such actions shall be included in the indemnification obligation of the Indemnifying Party.

         7.6 GOOD FAITH EFFORTS TO SETTLE DISPUTES. Buyer and Sellers agree that, prior to commencing any litigation against any other party concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the respective chief executive officers (or officers holding such authority) or other appropriate Persons shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such Persons shall disclose to the others all relevant information relating to such dispute.

         7.7 RIGHT OF OFFSET. Without limiting the indemnification obligations of Sellers hereunder, Buyer shall have the right, but not the obligation, to offset, on a dollar-for-dollar basis, against the amount of principal owed by Buyer to the Company under the Promissory Note any Buyer Damages due Buyer pursuant to Section 7.2 ("RIGHT OF OFFSET"); provided, however, if the aggregate amount of an indemnification obligation of Seller exceeds the principal amount owed by Buyer to the Company under the Promissory Note, then the amount of such excess shall be paid promptly to Buyer in cash. Before exercising its Right of Offset, Buyer shall provide Seller with written notice of its intent to exercise such right, which notice shall set forth the indemnification claim giving rise to such right and the amount to be offset.


                                       48
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                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 COSTS AND EXPENSES. Buyer and Sellers shall each pay their respective expenses, fees and commissions incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges. All transfer taxes incurred as a result of the transfer of the Purchased Assets shall be paid by Sellers.

         8.2 FURTHER ASSURANCES. Sellers shall, at any time and from time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may reasonably be required or desirable for the better conveying, transferring, delivering, assuring and confirming the Purchased Assets to Buyer.

         8.3 BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transactions contemplated hereby, and, notwithstanding anything else in this Agreement to the contrary, Sellers shall hold Buyer harmless from and against all claims asserted against the Purchased Assets or Buyer pursuant to such bulk sales laws.

         8.4 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; upon delivery, if sent by hand delivery; upon delivery, if sent by prepaid courier, with a record of receipt; or the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                              (i)   if to Buyer, to:

                                    Lifestyles Technologies Atlanta, Inc.
                                    3353 Peachtree Road, N.E.
                                    Suite 130
                                    Atlanta, Georgia  30326
                                    Attention: Ted Lamb, CEO
                                    Telecopy: (404) 760-2571

                                    with copies to :

                                    eResource Capital Group, Inc.
                                    5935 Carnegie Boulevard, Suite 101
                                    Charlotte, North Carolina  28209
                                    Attention: Melinda Morris Zanoni
                                    Telecopy: (704) 553-7136


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

                                    and to:

                                    Phillip P. Gura, Esq.
                                    Sutherland Asbill & Brennan LLP
                                    999 Peachtree Street, NE
                                    Atlanta, Georgia 30039
                                    (404) 853-8969

                              (ii)  if to Sellers, to:
                                    c/o David Watson
                                    1097 Oakview Drive
                                    Smyrna, Georgia 30080
                                    Telecopy: (770) 438-2175

                                    with a copy to:

                                    Edward F. Danowitz, Esq.
                                    Edward Danowitz, P.C.
                                    300 Galleria Parkway, Suite 960
                                    Atlanta, Georgia 30339
                                    Telecopy: 770-955-6654

         Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         8.5 CURRENCY. All currency references herein are to United States dollars.

         8.6 OFFSET; ASSIGNMENT; GOVERNING LAW. Buyer shall be entitled to offset or recoup from any amounts due to Sellers hereunder or under any Other Agreement any obligation of any Seller to Buyer, as appropriate, hereunder or under any Other Agreement (except an employment agreement). This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may make assignments to any Affiliate. This Agreement shall be governed by and construed in accordance with the laws of Georgia without regard to its conflict of law doctrines.

         8.7 AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.


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

         8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, including the letter of intent. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 7.2 and 7.3 relating to Buyer Indemnitees and Seller Indemnitees.

         8.9 SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            LIFESTYLE TECHNOLOGIES ATLANTA, INC.


                                            By:  /s/ Ted Lamb
                                               ---------------------------------
                                               Name: Ted Lamb
                                               Title: Chief Executive Officer



                                            GREATER ATLANTA ALARM SERVICES, INC.



                                            By:  /s/ David Watson
                                               ---------------------------------
                                               Name: David Watson
                                               Title: President


                                            SHAREHOLDER

                                             /s/ David Watson
                                            ------------------------------------
                                            David Watson


Signing only as to Section 5.15:            eResource Capital Group, Inc.


                                            By:   /s/ Melinda Morris Zanoni
                                                --------------------------------
                                                Name: Melinda Morris Zanoni
                                                Title: Executive Vice President


Signing only as to Section 5.13:            CONSULTANT

                                             /s/ Glenda Watson
                                            ------------------------------------
                                            Glenda Watson